Exhibit 2.1


                            STOCK PURCHASE AGREEMENT

                                   dated as of

                                  May 19, 2005

                                  by and among

                         CHESTNUT ACQUISITION SUB, INC.,

                             CHARMING SHOPPES, INC.,

                            CROSSTOWN TRADERS, INC.,

                             THE SECURITYHOLDERS OF
                             CROSSTOWN TRADERS, INC.
                          WHOSE NAMES ARE SET FORTH ON
                           THE SIGNATURE PAGES HERETO

                                       and

                      J.P. MORGAN PARTNERS (BHCA),L.P., as

                           THE SELLERS' REPRESENTATIVE












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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, dated as of May 19, 2005 (this "Agreement"), by and among Crosstown Traders, Inc., a Delaware corporation (the "Company"), each of the entities and individuals set forth in Section 2.1 of the Disclosure Schedule (each, a "Seller," and collectively, the "Sellers"), Chestnut Acquisition Sub, Inc., a Delaware corporation (the "Buyer"), Charming Shoppes, Inc., a Pennsylvania corporation ("Guarantor"), and J.P. Morgan Partners (BHCA), L.P. (the "Sellers' Representative"), in its capacity as the Sellers' Representative appointed pursuant to Section 15. Certain terms used herein are defined in Section 1.1 hereof.

                                   BACKGROUND

     Collectively, Sellers are the record and beneficial owners of all of the outstanding shares of capital stock and stock options of the Company.

     The parties hereto desire to provide for the acquisition by Buyer of the Company through the sale by Sellers to Buyer of all the outstanding shares of capital stock and stock options of the Company, and for certain other matters, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                             SECTION 1. DEFINITIONS

     1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

     "Accrued Dividend Amount" means the aggregate amount of accrued and unpaid dividends with respect to the Class A Shares to be paid to the Sellers set forth on Section 1.1(c) of the Disclosure Schedule. Each such Seller's portion of the Accrued Dividend Amount is set forth across from the name of such Seller in
Section 1.1(c) of the Disclosure Schedule.

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have correlative meanings. Notwithstanding the foregoing, for purposes of this Agreement, neither the Company nor any Subsidiary shall be considered an Affiliate of any Seller, the Company or any other Subsidiary.

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     "Bank of America" means Bank of America, N.A.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

     "CapitalSource" means CapitalSource Finance LLC.

     "Consent" means any approval, consent, license, permit, franchise, grant, waiver, or other authorization (including any Governmental Authorization).

     "Consulting Agreement" means the consulting agreement dated as of October 31, 2003 between the Company and Michael P. Sherman, as amended by the Extension of Consulting Agreement dated as of January 21, 2005 between the Company and Michael P. Sherman, and as the same may have been further amended.

     "Encumbrance" means any mortgage, deed of trust, pledge, lien, security interest, charge, encumbrance, community property interest or restriction on use, voting, transfer or receipt of income.

     "Environmental Laws" means all Laws concerning or relating to the protection of the environment and human health as it relates to the environment.

     "FD&C Act" means the Federal Food, Drug & Cosmetic Act, as amended.

     "GAAP" means United States generally accepted accounting principles applied consistently with those used to prepare the Audited Financial Statements.

     "Governmental Body" means any foreign or United States federal, state, local, municipal, or other government, agency, instrumentality or authority.

     "Governmental Authorization" means any Consent issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Laws.

     "Hazardous Substance" means any substance governed or regulated under any Environmental Laws, including any substance which is: (i) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenyls; (ii) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 or 311 of the Clean Water Act, 33 U.S.C. ss.ss. 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. ss. 9601; (iii) listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. ss. 172.101; or (iv) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource and Conservation and Recovery Act, 42 U.S.C. 6903(5).

     "Intellectual Property" means all Marks, Patents, Copyrights, Software, Domain Registrations, and Trade Secrets of the Company and its Subsidiaries.

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     "J.P. Morgan Notes" means (i) the amended and restated subordinated promissory note dated October 30, 2002 between the Company and J.P. Morgan Partners (SBIC), LLC in the original principal amount of $402,436.82 and (ii) the amended and restated subordinated promissory note dated October 30, 2002 between the Company and J.P. Morgan Partners (23A SBIC), L.P. in the original principal amount of $402,436.82.

     "JPM General Partners" means JPMP Master Fund Manager, L.P., JPMP Global Investors, L.P., and JPMP Capital Corp.

     "Knowledge" means the actual knowledge of (i) with respect to the Company, any one or more of (a) Steven Lightman, Gina Abbott, Kin Leung and Austin Patterson, in each case assuming that such Persons have made a reasonable inquiry with respect to the relevant matters, provided that for purposes solely of Section 4.22, no inquiry or investigation is assumed or required, and (b) John Marques, Terry Compton, Paul Bona, Pat Kennedy, Kathy Wells, Mike Vikesland, Jim Kreuger, and Jon Borendame (without assuming or requiring any investigation or inquiry), and (ii) with respect to Buyer and Guarantor, any one or more of Eric Specter, Steven Wishner, and Colin Stern, in each case assuming that such Persons have made a reasonable inquiry with respect to the relevant matters.

     "Laws" means any law (including principles of common law), constitution, statute, regulation, ordinance, certificate, judgment, order, award or other decision or requirement of any Governmental Body.

     "Management Agreement" means the management agreement dated as of October 30, 2002 between the Company and J.P. Morgan Partners, LLC, as amended.

     "Material Adverse Effect" means any change, effect, event or condition that has had or would be reasonably likely to have a material adverse effect on (i) the business, operations, results of operations, assets, or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company or any Seller to consummate the transactions contemplated by this Agreement or any other Transaction Document; provided, however, that any such effect to the extent primarily attributable to any change, effect, event or condition (a) generally applicable to the industries and markets in which the Company and its Subsidiaries operate, (b) generally applicable to financial, banking or securities markets, (c) relating to any change in Law, in GAAP or in any interpretation thereof occurring after the date hereof, (d) expressly contemplated by the terms of this Agreement or any other Transaction Document or approved by Buyer in writing, (e) resulting from the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or resulting from the occurrence of any military or terrorist attack upon the United States or (f) resulting from the execution of this Agreement or any other Transaction Document or the public announcement of the transactions contemplated hereby or thereby, in any such case, shall not constitute a "Material Adverse Effect." Notwithstanding the foregoing, the Company or Sellers may include in the Disclosure Schedule or elsewhere disclosure with respect to items that would not have a Material Adverse Effect within the meaning of the previous sentence, and this inclusion shall not be deemed to be an acknowledgement by the Company or Sellers that these items, or any of them, would have a

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Material Adverse Effect or further change, amend or define the meaning of the term Material Adverse Effect for purposes of this Agreement.

     "Ownership Percentage" means, with respect to any Seller, the fraction, expressed as a percentage, the numerator of which is an amount equal to (i) the gross proceeds received by such Seller in connection with the sale of the Shares and Options held by such Seller plus (ii) the portion of the Specified Employees Bonus Amount received by such Seller plus (iii) the portion of the Accrued Dividend Amount received by such Seller, and the denominator of which is an amount equal to (x) the Purchase Price plus (y) the Specified Employees Bonus Amount collectively received by all Sellers that are Specified Employees plus
(z) the Accrued Dividend Amount. Each Seller's Ownership Percentage is set forth across from each Seller's name on Section 2.1 of the Disclosure Schedule.

     "Payoff Amount" means the aggregate amount of all indebtedness and other amounts (including all related Termination Fees) to be repaid by the Company or any Subsidiary at the Closing to the parties specified in the Payoff Letters.

     "Payoff Letters" means the payoff letters required to be provided pursuant to Section 6.10 from (i) Bank of America, indicating the amount required to discharge in full all amounts and other obligations due to Bank of America as of the Closing Date under the Senior Credit Agreement, (ii) CapitalSource, indicating the amount required to discharge in full all amounts and other obligations due to CapitalSource as of the Closing Date under the Subordinated Credit Facility and (iii) J.P. Morgan Partners (SBIC), LLC and J.P. Morgan Partners (23A SBIC), L.P., indicating the amount required to discharge in full all amounts and other obligations due as of the Closing Date under the J.P. Morgan Notes, in each case in form and substance reasonably satisfactory to Buyer.

     "Permitted Encumbrances" means (i) Encumbrances for Taxes and other governmental charges and assessments that are not yet due and payable, and Encumbrances for current Taxes and other charges and assessments of any Governmental Body that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company's consolidated books and records,
(ii) Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics and materialmen and other like Encumbrances arising in the ordinary course of business, (iii) other Encumbrances or imperfections of title to or on property that are not material in amount and do not materially detract from the value of or impair in any material respect the existing use of the property affected by such Encumbrance or imperfection, (iv) all Encumbrances of record or identified in any title reports obtained by Buyer or delivered to Buyer by the Sellers, (v) all local and other building and zoning Laws now or hereafter in effect relating to or affecting any real property, (vi) all leases, subleases, licenses and occupancy and/or use agreements affecting any real property (or any portion thereof) which are identified on the Disclosure Schedule, (vii) all service contracts and agreements affecting any real property which are identified on the Disclosure Schedule, (viii) Encumbrances reflected in the contracts identified in Section 4.14 of the Disclosure Schedule or which are disclosed in the notes accompanying the Audited Financial Statements

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and (ix) Encumbrances securing any of the indebtedness or other obligations to be repaid pursuant to Section 6.10.

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Per Option Purchase Price" means, with respect to each Option, the Per Share Purchase Price minus $43.49.

     "Per Share Purchase Price" means, with respect to each Share, the quotient obtained by dividing: (i) the sum of (A) the Purchase Price and (B) the product of (x) the number of Options outstanding as of the Closing and (y) $43.49 by
(ii) the aggregate number of Shares and Options outstanding immediately prior to the Closing (treating each Option as the full number of Shares for which such Option is exercisable as of the Closing without giving effect to any cashless or net exercise payment feature in any Option).

     "Personally Identifiable Data" means the names, addresses, email addresses, telephone numbers, and fax numbers of any individuals, or any other data likely to substantially identify any individual, together with any other information about an individual which is combined with or linked to any of the foregoing information, including but not limited to, customer lists, mailing lists, telemarketing lists, email lists, customer or prospective customer databases, credit reports, data regarding purchases of identified customers, and databases or records of website usage by users who are identified by any of the foregoing information.

     "Principal Stockholders" means J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners (23A SBIC), L.P. and J.P. Morgan Partners (SBIC), LLC.

     "Purchase Price" means (i) $220,200,000, minus (ii) the amount by which the Termination Fees exceed $416,666.67, minus (iii) the Transaction Expenses, minus
(iv) $1,900,000, which represents the Sellers' portion of the severance costs described on Section 1.1(b) of the Disclosure Schedule, minus (v) the Specified Employees Bonus Amount, minus (vi) the Accrued Dividend Amount.

     "Registration Rights Agreement" means the registration rights agreement dated as of October 30, 2002 by and among the Company and the Sellers party thereto.

     "Related Controlling Party" means (i) any Principal Stockholder, (ii) any Affiliate of a Principal Stockholder (excluding any Affiliate of a Principal Stockholder that is not a Controlled Portfolio Company or a JPM General Partner), and (iii) any director, managing member or officer of a Principal Stockholder or JPM General Partner.



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     "Related Party" means (i) any Seller, (ii) any director, officer, general partner or managing member of a Selling Entity, or of the Company, any Subsidiary or any of their respective Affiliates and (iii) any member of the immediate family of a Person included in (i) and (ii); provided however, that the definition of Related Party shall not include any Related Controlling Party, the Company or any Subsidiary. For purposes of this definition, the "immediate family" of an individual includes only the individual's spouse, parents, children and siblings.

     "Representative" means with respect to a particular Person, any director, member, partner, general partner, limited partner, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Reserve Amount" means $7,500,000.

     "Response," "Removal" and "Remedial Action" shall have the meanings ascribed to them in Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. ss.ss. 9601(23)-9601(25). "Selling Entities" means all Sellers other than Sellers that are natural persons.

     "Senior Credit Facility" means the credit agreement dated as of October 30, 2002 by and among Arizona Mail Order Company, Inc., PC Flowers & Gifts.com LLC, Figi's, Inc., LM&B Catalog, Inc., Figi's Business Services, Inc., Figi's Mail Order Gifts, Inc., Figi's Gifts, Inc., Monterey Bay Clothing Company, Inc. and Bedford Fair Apparel, Inc., as borrowers, Bank of America, as agent, and the other lenders from time to time party thereto, as amended.

     "Software" means all computer programs (whether in source code or object code form), databases, compilations and data, and all documentation related to any of the foregoing that is owned, leased, used or held by, granted to or licensed by the Company or any Subsidiary.

     "Specified Employees" means the employees of the Company or any of its Subsidiaries set forth on Section 1.1(a) of the Disclosure Schedule.

     "Specified Employees Bonus Amount" means the aggregate bonus payments to be paid to the Specified Employees. Each Specified Employee's portion of the Specified Employees Bonus Amount is set forth across from the name of each Specified Employee in Section 1.1(a) of the Disclosure Schedule.

     "Stockholders' Agreement" means the stockholders agreement dated October 30, 2002 among the Company and the stockholders of the Company party thereto, as amended.

     "Subordinated Credit Facility" means the note purchase agreement dated as of October 30, 2002 by and among Arizona Mail Order Company, Inc., PC Flowers & Gifts.com LLC, Figi's, Inc., LM&B Catalog, Inc., Figi's Business Services, Inc., Figi's Mail Order Gifts, Inc., Monterey Bay Clothing Company, Inc., and Bedford Fair Apparel, Inc. as


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borrowers, the Company, as guarantor, CapitalSource, as agent, and the other lenders from time to time party thereto, as amended.

     "Subsidiary" means any corporation, partnership, joint venture, business trust or other entity of which the Company directly or indirectly owns or controls more than 50% of the voting stock or equivalent ownership interest or the assets and liabilities of which are consolidated in the Company's consolidated financial statements.

     "Tax" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, ad valorem, transfer, franchise, capital, paid-up capital, license, greenmail, excise, franchise, stamp, occupation, premium, escheat, environmental, employment, withholding, custom duty or similar taxes, governmental fees or other like assessments together with any interest, additions or penalties with respect thereto.

     "Tax Returns" means all reports, returns, statements, and forms with respect to Taxes.

     "Termination Fees" means all termination, breakage and other fees and charges, expenses and other amounts in respect of indebtedness (other than principal amount and accrued interest) required to be paid by the Company or any of its Subsidiaries in order to discharge fully at Closing all obligations, liabilities, costs and expenses to the parties identified in the Payoff Letters.

     "Trade Secrets" means (i) all customer and supplier lists, pricing and cost information, business and marketing plans and proposals and Personally Identifiable Data, and (ii) all material proprietary formulas, know-how, trade secrets, business methods, technical data, and inventions, in each case owned, leased, used or held by, granted to or licensed by the Company or any Subsidiary.

     "Transaction Documents" means this Agreement, the General Escrow Agreement, the Tax Escrow Agreement, the Temple Inland Escrow Agreement and any and all other agreements required to be delivered by any party hereto pursuant to the terms of this Agreement.

     "Transaction Expenses" means (i) the third party fees and expenses incurred by the Company or any Subsidiary in connection with the drafting, negotiation, execution, and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein or therein, including the fees and expenses of the Company's investment bankers, accountants, lawyers, and other advisors and (ii) any fees and expenses required to be paid by the Sellers as specified in Section 16.2 that are paid by the Company on behalf of the Sellers.

     "Warn Act" means the Worker Adjustment and Retraining Act of 1988, as amended.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

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------------------------------------------------------ ----------------
                        Term                               Section
------------------------------------------------------ ----------------
Aggregate Cash Proceeds                                2.1(b)
------------------------------------------------------ ----------------
Agreement                                              Preamble
------------------------------------------------------ ----------------
Audited Financial Statements                           4.7(a)
------------------------------------------------------ ----------------
Balance Sheet                                          4.7(a)
------------------------------------------------------ ----------------
Buyer                                                  Preamble
------------------------------------------------------ ----------------
Buyer Indemnified Party                                14.1
------------------------------------------------------ ----------------
Buyer Material Adverse Effect                          5.3(c)
------------------------------------------------------ ----------------
Buyer Transaction Documents                            5.2
------------------------------------------------------ ----------------
Buyer's Representatives                                6.3
------------------------------------------------------ ----------------
Class A Shares                                         2.1(a)
------------------------------------------------------ ----------------
Class B Shares                                         2.1(a)
------------------------------------------------------ ----------------
Closing                                                2.2
------------------------------------------------------ ----------------
Closing Date                                           2.2
------------------------------------------------------ ----------------
Code                                                   4.19(a)
------------------------------------------------------ ----------------
Company                                                Preamble
------------------------------------------------------ ----------------
Company Account                                        4.13(b)
------------------------------------------------------ ----------------
Company Transaction Documents                          4.2
------------------------------------------------------ ----------------
Controlled Portfolio Company                           7.2(a)
------------------------------------------------------ ----------------
Copyrights                                             4.16(a)
------------------------------------------------------ ----------------
D&T                                                    6.12
------------------------------------------------------ ----------------
Damages                                                14.1
------------------------------------------------------ ----------------
Defined Benefit Plan                                   4.19(e)
------------------------------------------------------ ----------------
DOJ                                                    9.4
------------------------------------------------------ ----------------
DOL                                                    4.19(a)
------------------------------------------------------ ----------------
Domain Registrations                                   4.16(a)
------------------------------------------------------ ----------------
Employee Benefit Plans                                 4.19(a)
------------------------------------------------------ ----------------
Employee Pension Benefit Plan                          4.19(d)
------------------------------------------------------ ----------------
ERISA                                                  4.19(a)
------------------------------------------------------ ----------------
ERISA Affiliate                                        4.19(a)
------------------------------------------------------ ----------------
Escrow Agent                                           2.2(c)
------------------------------------------------------ ----------------
FTC                                                    9.4
------------------------------------------------------ ----------------
General Escrow Account                                 2.2(c)
------------------------------------------------------ ----------------
General Escrow Agreement                               2.2(c)
------------------------------------------------------ ----------------
General Escrow Amount                                  2.2(c)
------------------------------------------------------ ----------------
GHR Investment Stock                                   7.4
------------------------------------------------------ ----------------
GHR Systems Stock                                      7.4
------------------------------------------------------ ----------------
Guarantor                                              Preamble
------------------------------------------------------ ----------------
HSR Act                                                3.3(b)
------------------------------------------------------ ----------------
Indemnified Party                                      14.4
----------------------------------------------------- ----------------
Indemnifying Party                                     14.4
------------------------------------------------------ ----------------
Individual Threshold                                   14.6(a)
------------------------------------------------------ ----------------
Interim Balance Sheet                                  4.7(a)
------------------------------------------------------ ----------------


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------------------------------------------------------ ----------------
IRS                                                    10.1(c)
------------------------------------------------------ ----------------
Marks                                                  4.16(a)
------------------------------------------------------ ----------------
Multiemployer Plan                                     4.19(e)
------------------------------------------------------ ----------------
Nasdaq                                                 6.8
------------------------------------------------------ ----------------
Net Tax Benefit                                        14.7(d)
------------------------------------------------------ ----------------
Obligations                                            16.13
------------------------------------------------------ ----------------
Options                                                2.1(a)
------------------------------------------------------ ----------------
OSHA                                                   4.6(c)
------------------------------------------------------ ----------------
Patents                                                4.16(a)
------------------------------------------------------ ----------------
PCB's                                                  4.22(a)
------------------------------------------------------ ----------------
Records                                                7.1
------------------------------------------------------ ----------------
Reimbursement Expenses                                 7.3
------------------------------------------------------ ----------------
Released Claim                                         9.5
------------------------------------------------------ ----------------
Released Parties                                       9.5
------------------------------------------------------ ----------------
Reserve Account                                        15.1(c)
------------------------------------------------------ ----------------
Securities                                             2.1(a)
------------------------------------------------------ ----------------
Seller Indemnified Party                               14.3
------------------------------------------------------ ----------------
Seller Transaction Documents                           3.2
------------------------------------------------------ ----------------
Seller, Sellers                                        Preamble
------------------------------------------------------ ----------------
Sellers' Representative                                Preamble
------------------------------------------------------ ----------------
Shares                                                 2.1(a)
------------------------------------------------------ ----------------
T-I Escrow Account                                     2.2(c)
------------------------------------------------------ ----------------
T-I Escrow Amount                                      2.2(c)
------------------------------------------------------ ----------------
T-I Release                                            7.4
------------------------------------------------------ ----------------
Tax Contest                                            14.5(d)
------------------------------------------------------ ----------------
Tax Escrow Account                                     2.2(c)
------------------------------------------------------ ----------------
Tax Escrow Agreement                                   2.2(c)
------------------------------------------------------ ----------------
Tax Escrow Amount                                      2.2(c)
------------------------------------------------------ ----------------
Temple Inland                                          7.4
------------------------------------------------------ ----------------
Temple Inland Agreement                                7.4
------------------------------------------------------ ----------------
Temple Inland Escrow Agreement                         2.2(c)
------------------------------------------------------ ----------------
Temple Inland Matter                                   14.5(e)
------------------------------------------------------ ----------------
Terminating Buyer Breach                               13.1(d)
------------------------------------------------------ ----------------
Terminating Seller Breach                              13.1(c)
------------------------------------------------------ ----------------
Third Party Claim                                      14.5(a)
------------------------------------------------------ ----------------
Unaudited Financial Statements                         4.7(a)
------------------------------------------------------ ----------------

     (c) Except as otherwise provided or unless the context otherwise requires, whenever used in this Agreement, (i) any noun or pronoun shall be deemed to include the plural and the singular, (ii) the use of masculine pronouns shall include the feminine and neuter, (iii) the terms "include" and "including" shall be deemed to be followed by the phrase "without limitation," (iv) the word "or" shall be inclusive and not exclusive, (v) all references


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to Sections refer to the Sections of this Agreement, all references to the
Disclosure Schedule refer to the Disclosure Schedule attached hereto or delivered with this Agreement, as appropriate, and all references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes, (vi) each reference to "herein" means a reference to "in this Agreement," and (vii) accounting terms which are not otherwise defined in this Agreement shall have the meanings given to them under GAAP; provided, however, that to the extent that a definition of a term in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

     (d) Any matter set forth in any Section of the Disclosure Schedule shall be deemed set forth in all other Sections to the Disclosure Schedule to the extent the applicability of such matter to such other Sections is reasonably apparent. The inclusion of any information (including dollar amounts) in any Section of the Disclosure Schedule shall not be deemed to be an admission or acknowledgment by the Company or the Sellers that such information is material to or outside the ordinary course of the business of the Company or any of its Subsidiaries, except where such representation is qualified by materiality and except where such representation refers to events or occurrences outside the ordinary course of business. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule. The information contained in this Agreement, the Exhibits hereto and the Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of Law or breach of contract).

     (e) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties hereto acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement and the other Transaction Documents.

     (f) Unless expressly provided otherwise, the measure of a period of one month or one year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18th is March 18th, and one month following March 31 is May 1.

                   SECTION 2. PURCHASE AND SALE OF SECURITIES

     2.1 Purchase and Sale of Securities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, each Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase from each Seller, (i) all shares of Class A Common Stock, par value $0.001 per share, of the Company (the "Class A Shares") owned by such Seller, (ii) all shares of Class B Common Stock, par value $0.001 per share, of the Company (the "Class B Shares" and, together with the Class A Shares, the "Shares") owned by such Seller


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and (iii) all options to purchase Class A Shares (the "Options" and, together with the Shares, the "Securities") owned by such Seller. The Securities owned by each Seller are set forth opposite such Seller's name in Section 2.1 of the Disclosure Schedule. Each Seller's obligation to perform his, her or its respective obligations under this Agreement shall be several and not joint.

     (b) Upon the terms and subject to the conditions of this Agreement, at the Closing, in consideration for each Seller's delivery of his, her, or its Securities, Buyer shall pay to the Sellers' Representative (on behalf of such Seller), from the Purchase Price, in cash (i) for each Share purchased from such Seller, an amount equal to the Per Share Purchase Price, and (ii) for each Option purchased from such Seller, an amount equal to the Per Option Purchase Price. The aggregate amount of cash payable to the Sellers pursuant to this
Section 2.1(b) shall be referred to herein as the "Aggregate Cash Proceeds," and the portion of the Aggregate Cash Proceeds payable to each Seller shall be calculated by the Sellers' Representative as provided in Section 2.1 of the Disclosure Schedule.

     (c) The Sellers' Representative and each Seller hereby irrevocably direct Buyer and the Company to deliver (i) to the Escrow Agent, from the Aggregate Cash Proceeds, the Specified Employees Bonus Amount and the Accrued Dividend Amount, an amount of cash equal to the aggregate amount of the General Escrow Amount, the Tax Escrow Amount and the T-I Escrow Amount, and (ii) to the Reserve Account from the Aggregate Cash Proceeds, the Specified Employee Bonus Amount and the Accrued Dividend Amount, an amount of cash equal to the Reserve Amount. Each Seller shall be deemed to have delivered and paid (i) to the Escrow Agent with respect to each of the General Escrow Amount, the Tax Escrow Amount and the T-I Escrow Amount, and (ii) to the Reserve Account with respect to the Reserve Amount, an amount equal to such Seller's pro rata portion (based on such Seller's Ownership Percentage) thereof. The parties hereto agree that the amounts contributed to the Reserve Account, the General Escrow Account, the Tax Escrow Account and the T-I Escrow Account shall be contributed first, by the Company from the Specified Employees Bonus Amount payable to such Seller, if any, second, by the Company from the Accrued Dividend Amount payable to such Seller, if any, and third, by Buyer from the Aggregate Cash Proceeds payable to such Seller.

     2.2 Closing. The Closing of the purchase and sale of the Securities (the "Closing") pursuant to this Agreement shall take place at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103, on June 2, 2005 or, if the conditions to the Closing set forth in Section 12 shall not have been satisfied on such date, as soon as possible thereafter, but in no event later than three Business Days after satisfaction or waiver of the conditions set forth in Section 12, commencing at 10:00 A.M., Eastern time, or at such other date, time or place as may be agreed to by Buyer and the Sellers' Representative (the "Closing Date"). At the Closing, in addition to the other actions contemplated elsewhere herein:

          (a) Each Seller shall deliver to Buyer:

          (i) certificates representing all of the Shares owned by such Seller, duly endorsed for transfer or with stock powers affixed thereto executed in blank in proper form for transfer;

          (ii) an instrument of transfer with respect to all of the Options owned by such Seller (which may be a single instrument for all Options owned by all Sellers), duly executed by such Seller (or by the Sellers' Representative on behalf of such Seller), which instrument of transfer shall be in form and substance reasonably satisfactory to Buyer and the Sellers' Representative;

          (iii) for each Selling Entity, copies of resolutions of the board of directors or corresponding governing body of such entity, or its general partner or managing member, as applicable, authorizing the execution, delivery and performance of this Agreement and the other Seller Transaction Documents, certified as of the Closing Date by an authorized person (in their capacities as such) of such Selling Entity;

          (iv) for each Seller, a certificate, dated the Closing Date and signed by such Seller (or by the Sellers' Representative on behalf of such Seller), certifying as to Sections 12.1(b) and (c) (as to such Seller); and

          (v) the other documents and agreements required to be delivered pursuant to Section 12.1.

          (b) The Company shall:

          (i) deliver to Buyer a certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company (in his capacity as such), certifying as to Sections 12.1(b) and (c) (as to the Company);

          (ii) (A) pay to each Specified Employee the portion of such Seller's Specified Employees Bonus Amount by Company check (less any required federal, state and local withholding Taxes and less the portion of the Specified Employees Bonus Amount of such Specified Employee paid to the Escrow Agent and the Reserve Account pursuant to Section 2.2(c)), and (B) pay to each Seller so specified in Section 1.1(c) of the Disclosure Schedule the portion of such Seller's Accrued Dividend Amount by Company check (less any required federal, state and local withholding Taxes and less the portion of such Accrued Dividend Amount paid to the Escrow Agent and the Reserve Account, in each case, pursuant to Section 2.2(c));

          (iii) (A) pay to each holder of indebtedness specified in the Payoff Letters the portion of the Payoff Amount payable to such holder as specified in the Payoff Letter delivered by such holder, and (B) pay to the Principal Stockholders the Reimbursement Expenses specified in the final invoice delivered pursuant to Section 6.10 (such amount not to exceed $20,000) by wire transfer of immediately available funds to such account or accounts as shall, at least two

     Business Days before Closing, be designated by the Sellers' Representative in writing to Buyer;

          (iv) deliver to Buyer accurate and complete copies of the Company's and each Subsidiary's certificate or articles of incorporation and bylaws (or corresponding organizational documents), and all amendments thereof to date, certified as of a recent date by the Secretary of State or corresponding certifying authority of each such entity's respective jurisdiction of organization and by the Secretary or an Assistant Secretary of each such entity (in his or her capacity as such);

          (v) deliver to Buyer certificates of good standing of a recent date for the Company and each Subsidiary, certified as of a recent date by the Secretary of State or corresponding certifying authority of each such entity's respective jurisdiction of organization and of each state in which such entities are qualified to do business as set forth in Section 4.1 of the Disclosure Schedule;

          (vi) deliver to Buyer copies of the resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Company Transaction Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company (in his or her capacity as such);

          (vii) deliver to Buyer the original corporate seals, minute books and stock transfer and record books of the Company and each Subsidiary as they exist on the Closing Date; and

          (viii) deliver to Buyer the other documents and agreements required to be delivered pursuant to Section 12.1.

     (c) Buyer shall deliver from the Purchase Price, and the Company shall deliver from the Specified Employees Bonus Amount and the Accrued Dividend Amount, in each case, as contemplated by Section 2.1(c), (i) by wire transfer to SunTrust Bank, N.A. or another escrow agent mutually acceptable to Buyer and the Sellers' Representative (the "Escrow Agent") to be held in a separate escrow account (the "General Escrow Account") pursuant to the escrow agreement (the "General Escrow Agreement") substantially in the form attached hereto as Exhibit I, $8,000,000 for the purpose of satisfying any rights to indemnification by the Buyer Indemnified Parties pursuant to Sections 14.1 and 14.2(a), (b), (e), (f) and (g) (the "General Escrow Amount"), (ii) by wire transfer to the Escrow Agent to be held in a separate escrow account (the "Tax Escrow Account") pursuant to the escrow agreement (the "Tax Escrow Agreement") substantially in the form attached hereto as Exhibit II, $8,800,000 for the purpose of satisfying any rights to indemnification by the Buyer Indemnified Parties pursuant to Section 14.2(d) (the "Tax Escrow Amount"), (iii) by wire transfer to the Escrow Agent to be held in a separate escrow account (the "T-I Escrow Account") pursuant to the escrow agreement (the "Temple Inland Escrow Agreement") substantially in the form attached hereto as Exhibit III, $2,000,000 for the purpose of satisfying any rights to indemnification by the Buyer Indemnified Parties pursuant to Section 14.2(c) (the "T-I Escrow Amount") and (iv) by wire transfer to the Reserve Account (which account shall be specified by the Sellers' Representative at least two Business Days prior to Closing), an amount equal to the Reserve Amount.

     (d) Buyer and Guarantor shall deliver to the Sellers' Representative:

          (i) an amount equal to the Purchase Price, minus the amount paid by Buyer from the Purchase Price to the General Escrow Account, the Tax Escrow Account, the T-I Escrow Account, and the Reserve Account, in each case, pursuant to Section 2.2(c) by wire transfer of immediately available funds to such account or accounts as shall, at least two Business Days before Closing, be designated by the Sellers' Representative in writing to Buyer;

          (ii) certificates, dated the Closing Date and signed by the President or any Vice President of Buyer and Guarantor (in their capacities as such), certifying as to Sections 12.2(b) and (c);

          (iii) copies of the resolutions of the boards of directors of Buyer and Guarantor, authorizing the execution, delivery and performance by Buyer and Guarantor of this Agreement and the other Buyer Transaction Documents, certified as of the Closing by the Secretary or an Assistant Secretary of Buyer and Guarantor (in their capacities as such); and

          (iv) the other documents and agreements required to be delivered pursuant to Section 12.2.

     (e) Buyer shall pay or shall cause the Company to pay the Transaction Expenses specified in the final invoices delivered pursuant to Section 6.10 in the amounts and pursuant to the wiring instructions set forth in such final invoices. Upon payment by Buyer or the Company of the Transaction Expenses pursuant to this Section 2.2(e), Buyer, the Company and each Subsidiary of the Company shall be deemed to have satisfied in full their respective obligations with respect to all Transaction Expenses. Any additional unpaid Transaction Expenses, however arising, shall be paid by the Sellers' Representative on behalf of the Sellers, without contribution from the Company, its Subsidiaries, Buyer or Guarantor.

     2.3 Allocation of Purchase Price and Other Amounts. The Sellers' Representative and each Seller hereby acknowledge and direct that (i) all amounts payable to the Sellers on or prior to Closing shall be paid by Buyer and the Company to the Sellers' Representative or the Escrow Agent, as applicable, on behalf of all Sellers in accordance with the terms of this Section 2 and (ii) any amounts payable to the Sellers after Closing shall be paid to the Sellers' Representative in accordance with the terms of this Agreement and the other Transaction Documents.


           SECTION 3. REPRESENTATIONS AND WARRANTIES REGARDING SELLERS

     Each Seller hereby represents and warrants to Buyer, on behalf of himself, herself or itself and not any other Seller, as of the date of this Agreement and as of the Closing Date that, except as set forth on the Disclosure Schedule attached hereto:

     3.1 Organization and Good Standing. Such Seller (if a Selling Entity) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable, and has (as applicable) all necessary corporate, partnership or limited liability company power and authority, as the case may be, to perform all of its obligations under each Seller Transaction Document to which such Seller is a party.

     3.2 Power and Authorization. Such Seller has all legal right, power, authority and legal capacity to execute and deliver this Agreement and the other Transaction Documents to which such Seller is a party (collectively, the "Seller Transaction Documents"), to perform his, her or its obligations under this Agreement and the other Seller Transaction Documents, and to carry out the transactions contemplated hereby and thereby. All necessary corporate, partnership or limited liability company action (as applicable), and all necessary stockholder, partner, member, and other legal action, as the case may be, has been taken by such Seller (if a Selling Entity) to authorize the execution, delivery and performance of this Agreement and the other Seller Transaction Documents, and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Seller and is, and each of the other Seller Transaction Documents, when duly executed and delivered at Closing by such Seller, will be, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability of such obligations may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or limiting creditors' rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief.

     3.3 No Conflicts.

     (a) Except as described in Section 3.3(a) of the Disclosure Schedule, the execution, delivery and performance by such Seller of this Agreement and the other Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice, or both):

          (i) contravene, conflict with, or result in a violation of (A) the certificate or articles of incorporation or bylaws (or other organizational documents) of such Seller (if a Selling Entity), (B) any resolution adopted by the board of directors, the board of managers (or similar governing body), or equityholders of such Seller (if a Selling Entity) or (C) any material Laws or material Governmental Authorizations, in each case, in any material respect, binding upon or applicable to such Seller; or

          (ii) contravene, conflict with, result in a violation or breach of, or constitute a default or otherwise cause any loss of benefit under, in each case in any material respect, any material agreement or other material obligation to which such Seller is a party or by which he, she or it or any of such Seller's material assets are bound, or give to others any material rights (including rights of termination, foreclosure, cancellation, modification or acceleration) in or with respect to such Seller or any rights of any nature in or with respect to any of the Securities.

     (b) Prior to the Closing, the Principal Stockholders shall have complied with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the transactions hereunder, and the documents to be filed by such Principal Stockholders pursuant to the HSR Act will respond to its requirements. Section 3.3(b) of the Disclosure Schedule contains a complete and accurate list of each other material Consent of, or material registration, material notification, material filing or material declaration with, any Governmental Body, creditor, lessor or other Person, in each case required to be given or made by such Seller in connection with the execution, delivery and performance of this Agreement and the other Seller Transaction Documents. Except as described in Section 3.3(b) of the Disclosure Schedule, all such Consents, registrations, material notifications, material filings and material declarations have been obtained or made or will be obtained or made before the Closing without payment of material premium or material penalty by, or loss of material benefit to, the Company or any Subsidiary.

     (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the Knowledge of such Seller, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other Seller Transaction Documents or which, if adversely determined, would have or would reasonably be expected to have a material adverse effect upon the ability of such Seller to enter into or perform such Seller's obligations under this Agreement or any of the other Seller Transaction Documents.

     3.4 Ownership of the Securities. Such Seller owns the Securities ascribed to him, her or it, in Section 2.1 of the Disclosure Schedule beneficially and of record, free and clear of any Encumbrance and such Seller does not own any other equity securities of the Company or rights to acquire any other equity securities of the Company, except as set forth in the Registration Rights Agreement and the Stockholders' Agreement. Except as described in Section 3.4 of the Disclosure Schedule, there are no options, warrants, purchase rights, or other contracts, commitments or agreements to which such Seller is a party that could require such Seller to sell, transfer or otherwise dispose of any of the Securities or that could affect the right of such Seller to convey the Securities owned by such Seller to Buyer at Closing, and such Seller has the absolute right, authority, power and capacity to sell, assign and transfer the Securities owned by him, her or it to Buyer free and clear of any Encumbrance (except for restrictions imposed generally by applicable securities Laws, and except as provided in the Registration Rights Agreement and the Stockholders' Agreement). Except as described in Section 3.4 of the Disclosure Schedule, such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Securities. Upon delivery at the Closing by such Seller to Buyer of the certificates for the Shares and instruments of transfer with respect to the Options, Buyer will acquire good, valid and marketable title to such Securities, free and clear of any Encumbrance (except for applicable securities Laws restrictions).

     3.5 Brokers. Other than Goldman, Sachs & Co. and GLC Securities Corp., whose fees shall be, if not a Transaction Expense identified pursuant to Section 6.10, paid from the Reserve Account and otherwise by the Sellers' Representative on behalf of the Sellers, there is no investment banker, broker, finder or other intermediary (other than the Escrow Agent) which has been retained by or is authorized to act on behalf of such Seller or any of its Affiliates that might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any other Seller Transaction Document.

             SECTION 4. REPRESENTATIONS AND WARRANTIES REGARDING THE
                          COMPANY AND ITS SUBSIDIARIES

     The Company hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date that, except as set forth on the Disclosure Schedule attached hereto:

     4.1 Organization and Good Standing. The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable, and has all necessary corporate or limited liability company, as the case may be, power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases, and to perform all of its obligations under each agreement to which it is a party or by which it or its assets are bound. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction identified in Section
4.1 of the Disclosure Schedule, which includes each jurisdiction in which its ownership or leasing of assets or properties or the nature of its activities requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

     4.2 Power and Authorization. The Company has all requisite right, power, and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party (collectively, the "Company Transaction Documents"), to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary corporate, stockholder, limited liability company, member, and other legal action, as the case may be, has been taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement and all other Company Transaction Documents. This Agreement is, and each other Company Transaction Document, when duly executed and delivered at Closing by the Company, will be, the legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as enforceability of such obligations may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or limiting creditors' rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief.

     4.3 No Conflicts.

     (a) Except as described in Section 4.3(a) of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Company Transaction Documents do not and will not (with or without the passage of time or the giving of notice, or both):

          (i) contravene, conflict with, or result in a violation of (A) the certificate or articles of incorporation or bylaws (or other organizational documents) of the Company or any Subsidiary, (B) any resolution adopted by the board of directors, the board of managers (or similar governing body), or equityholders of the Company or any Subsidiary or (C), in each case in any material respect, any material Laws or material Governmental Authorizations binding upon or applicable to the Company or any Subsidiary;

          (ii) contravene, conflict with, result in a violation or breach of, or constitute a default or otherwise cause any loss of benefit under, in each case, in any material respect, any material agreement or other material obligation to which the Company or any Subsidiary is a party or by which they or any of their material assets are bound, or give to others any material rights (including rights of termination, foreclosure, cancellation, modification or acceleration), in or with respect to the Company or any Subsidiary or any of their respective assets; or

          (iii) result in, require or permit the creation or imposition of any Encumbrance upon or with respect to the Securities or any material Encumbrance upon or with respect to any assets owned or leased by the Company or any Subsidiary.

     (b) Section 4.3(b) of the Disclosure Schedule contains a complete and accurate list of each material Consent of, or registration, notification, filing or declaration with, any Governmental Body, creditor, lessor or other Person required to be given or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the other Company Transaction Documents. Except as described in Section 4.3(b) of the Disclosure Schedule, all such Consents, registrations, notifications, filings and declarations have been obtained or made or will be obtained or made before Closing without payment of any material premium or material penalty by, imposition of any material restriction upon, or material loss of benefit to, the Company or any Subsidiary. Neither the Company nor any Subsidiary has received any request from any Governmental Body for information with respect to the transactions contemplated hereby.

     4.4 Capitalization.

     (a) The Company's authorized, issued and outstanding capital stock and its other equity securities are fully and accurately described in Section 4.4(a) of the Disclosure Schedule. Except as described in Section 4.4(a) of the Disclosure Schedule, the Company has not granted to any Person any preemptive or other similar rights with respect to any of such equity interests or other equity securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) entered into or granted by the Company relating to the issuance, conversion, exchange, registration, voting, sale or transfer of, any equity interests or other equity securities of the Company (including the Securities) or obligating the Company or any other Person to purchase or redeem any of such equity interests or other equity securities. The Shares (i) constitute all of the issued and outstanding shares of capital stock of the Company and other equity securities, (ii) have been duly authorized, (iii) are validly issued and outstanding, fully paid and nonassessable, and (iv) have been issued in compliance in all material respects with all applicable securities Laws and other Laws. No Option was issued by the Company with an exercise price other than $43.49 per Class A Share.

     (b) The authorized, issued and outstanding capital stock and other equity securities of each Subsidiary are fully and accurately described in Section 4.4(b) of the Disclosure Schedule. All the outstanding capital stock and other equity securities of each Subsidiary are owned of record and beneficially by the Company or another Subsidiary. Except as described in Section 4.4(b) of the Disclosure Schedule, no Person has any preemptive or other similar rights with respect to any such equity interests or other equity securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, voting, conversion, exchange registration, sale or transfer of any equity interests or other securities of any Subsidiary, or obligating the Company, any Subsidiary, or any other Person to purchase or redeem any such equity interests or other equity securities or to make capital contributions, advances or loans to or on behalf of any Subsidiary. All of the issued and outstanding shares of capital stock (or equivalent equity interests) of each Subsidiary have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and have been issued in compliance in all material respects with applicable securities Laws and other Laws. Except as disclosed in Section 4.4(b) of the Disclosure Schedule, since October 30, 2002, the Company has not disposed of its interest in any entity (whether by sale of stock, all or substantially all assets, merger or similar transaction) of which the Company immediately prior to such disposition directly or indirectly had owned more than 50% of the voting stock or equivalent equity ownership interest or the assets and liabilities of which were consolidated in the Company's consolidated financial statements.

     4.5 Compliance with Laws.

     (a) Except as described in Section 4.5(a) of the Disclosure Schedule, the Company and each Subsidiary is, and all times since October 30, 2002 has been, in compliance in all material respects with all applicable Laws and Governmental Authorizations, including the FD&C Act. Except as set forth in Section 4.5(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries have, since October 30, 2002, received any written notice, order or other communication from any Governmental Body of any alleged, actual, or potential violation of, or failure to comply with, any Laws or Governmental Authorizations in any material respect.

     (b) Section 4.5(b) of the Disclosure Schedule contains a complete and accurate list of all material Governmental Authorizations required for the operation of the business of the Company and each Subsidiary as currently conducted. Except as otherwise described in Section 4.5(b) of the Disclosure Schedule, each Governmental Authorization listed or required to be listed in Section 4.5(b) of the Disclosure Schedule is in full force and effect without any default or violation thereunder in any material respect by the Company, any Subsidiary or, to the Knowledge of the Company, by any other party thereto. Except as described in
Section 4.5(b) of the Disclosure Schedule, no proceeding is pending or, to the Knowledge of the Company, threatened by any Person to revoke or deny the renewal of any material Governmental Authorization of the Company or any Subsidiary, and neither the Company nor any of its Subsidiaries have been notified in writing that any such material Governmental Authorization may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated by this Agreement or any other Transaction Document, any such Governmental Authorization may not be granted or renewed.

     4.6 Litigation.


     (a) Except as described in Section 4.6(a) of the Disclosure Schedule, since May 9, 2004, there have not been, nor are there currently pending, any claims, actions, suits or proceedings (arbitration or otherwise): (i) that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other Company Transaction Documents or which, if adversely determined, would reasonably be expected to have an adverse effect upon the ability of the Company to enter into or perform its obligations under this Agreement or any of the other Company Transaction Documents; or (ii) otherwise involving or affecting the Company or any Subsidiary, their businesses or assets, or, to the Knowledge of the Company, their respective directors, officers or equityholders in their capacities as such, before or by any Governmental Body, or before an arbitrator of any kind, which resulted in, or, if pending, seek damages in excess of $300,000 or any injunctive or equitable relief whether or not covered by insurance and, to the Knowledge of the Company, there are no pending investigations of such matters. Except as described in Section 4.6(a) of the Disclosure Schedule, no such claim, action, suit, proceeding or investigation is presently threatened or, to the Knowledge of the Company, is presently contemplated. There are no unsatisfied material judgments, penalties or awards against or affecting the Company or any Subsidiary or any of their businesses, properties or assets.

     (b) Except as set forth in Section 4.6(b) of the Disclosure Schedule, to the Knowledge of the Company, no Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries is the subject of any outstanding judgment, injunction, order or decree restricting the use thereof by the Company or any Subsidiary or restricting the licensing thereof by the Company or any Subsidiary to any Person. To the Knowledge of the Company, no Mark, Domain Registration, Copyright, Patent, or Software owned by or exclusively licensed to the Company or any Subsidiary has been infringed or challenged or threatened in any material respect. To the Knowledge of the Company, no Mark or Patent owned by or exclusively licensed to the Company or any Subsidiary is currently involved in any material interference, reissue, re-examination, opposition, invalidation or cancellation proceeding and, to the Knowledge of the Company, no such proceeding is threatened.

     (c) Except as described in Section 4.6(c) of the Disclosure Schedule, neither the Company nor any Subsidiary has, since October 30, 2002, been cited for material violations of the Occupational Safety and Health Act of 1970, 29 U.S.C. sec. 651 et seq. ("OSHA"), any regulation promulgated pursuant to OSHA, or any other statute, ordinance, rule, or regulation establishing standards of workplace safety, or paid any material fines or penalties with respect to any such citation. Except as described in Section 4.6(c) of the Disclosure Schedule:
(i) since October 30, 2002, there have not been any inspections of any of the facilities of the Company or any Subsidiary by representatives of the Occupational Safety and Health Administration or any other Governmental Body vested with authority to enforce any Law establishing standards of workplace safety; (ii) since October 30, 2002, neither the Company nor any Subsidiary has been notified in writing of any complaint or charge filed by any employee or employee representative with any such Governmental Body which alleges that the Company or any Subsidiary has violated in any material respect OSHA or any other Law establishing standards of workplace safety; and (iii) neither the Company nor any Subsidiary maintains any condition, process, practice or procedure at any of their respective facilities that in any material respect violates OSHA or any other Law establishing standards of workplace safety.

     (d) There are not currently, and since October 30, 2002 there have not been, any proceedings, claims or suits pending or, to the Knowledge of the Company, threatened by any Governmental Body or by any participant or beneficiary against any of the Employee Benefit Plans (other than routine benefit claims), the assets of any of the trusts under such Plans or against the sponsor or the administrator or any fiduciary of any of such Employee Benefit Plans with respect to the design or operation of the Employee Benefit Plans.

     4.7 Financial Statements.

     (a) Section 4.7(a) of the Disclosure Schedule includes: (i) the consolidated balance sheets of the Company and its Subsidiaries as at January 29, 2005 (including the notes thereto, the "Balance Sheet"), January 31, 2004 and February 1, 2003 and the related consolidated statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended, together with the report thereon of Deloitte and Touche LLP, independent accountants (the "Audited Financial Statements"); and (ii) the consolidated unaudited balance sheet of the Company and its Subsidiaries as at April 2, 2005 (the "Interim Balance Sheet") and the related consolidated unaudited statements of income, changes in stockholders' equity and cash flow for the two fiscal months then ended (the "Unaudited Financial Statements"). The Audited Financial Statements fairly present in all material respects the consolidated financial condition, cash flow and results of operations of the Company as at the respective dates thereof and for the periods therein referred to, all in accordance with GAAP. The Unaudited Financial Statements were prepared from the books and records of the Company in a manner consistent with the Company's 2004 interim financial statements.

     (b) Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, other than (i) as set forth on Section 4.7(b) of the Disclosure Schedule, (ii) as disclosed, reflected or reserved against on the Balance Sheet or the notes thereto, (iii) current liabilities incurred by the Company and its Subsidiaries since the date of the Balance Sheet in the ordinary course of business consistent with past practice, (iv) liabilities and obligations that are not required under GAAP to be disclosed, reflected or reserved against on the Balance Sheet or the notes thereto, and (v) arising under the Transaction Documents.

     (c) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions engaged in by the Company or any of its Subsidiaries are executed in material compliance with the general policies of the Company and its Subsidiaries and/or the general or specific authorizations of management of the Company and its Subsidiaries, (ii) access to assets of the Company and its Subsidiaries is permitted only in accordance with the general policies of the Company and its Subsidiaries and/or the general or specific authorizations of management of the Company and its Subsidiaries, and (iii) all intercompany transactions, charges and expenses among or between the Company, any of its Subsidiaries, any Seller and/or their respective Affiliates (excluding any Affiliate of a Principal Stockholder that is not a Controlled Portfolio Company or a JPM General Partner) are accurately reflected at fair arms' length value on the books and records of the Company and its Subsidiaries.

     4.8 Accounts Receivable. All accounts receivable of the Company and each Subsidiary represent valid obligations from sales made or services rendered in the ordinary course of business consistent with past practice.

     4.9 Inventory. The values at which inventories are reflected on the Balance Sheet have been determined in accordance with the customary valuation policy of the Company (which is the lower of cost or fair market value thereof).

     4.10 Absence of Certain Changes and Events. Except as described in Section
4.10 of the Disclosure Schedule, since the date of the Balance Sheet, the Company and its Subsidiaries have in all material respects conducted their businesses only in the usual and ordinary course consistent with past practice and, except as expressly contemplated by this Agreement or any other Transaction Document, there has not been any:

          (i) event, condition, occurrence, contingency or development that has had or would reasonably be expected to have a Material Adverse Effect;

          (ii) declaration, setting aside or payment of any dividends or other distributions or payments in respect of any shares of capital stock of the Company or any Subsidiary, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any of such shares of capital stock or other securities of the Company or any Subsidiary, other than the declaration by the Company of the Accrued Dividend Amount, which shall be paid at Closing;

          (iii) amendment of any term of any outstanding security of the Company or any Subsidiary;

          (iv) incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice;

          (v) making of any loan, advance or capital contribution to or investment in any Person by the Company or any Subsidiary, other than loans, advances or capital contributions to a Subsidiary, travel and similar advances to employees, and advances and extended payment terms to suppliers, in each case in the ordinary course of business consistent with past practice;

          (vi) change in the independent accountants of the Company or its Subsidiaries or in the accounting methods, principles or practices followed by the Company or any Subsidiary (except for any such change required by reason of a change in GAAP);

          (vii) (A) adoption, amendment or modification of an Employee Benefit Plan with any director, officer, consultant or employee of the Company or any Subsidiary (or any amendment to any such existing agreement), (B) grant of severance or termination pay to any director, officer, employee, or consultant of the Company or any Subsidiary, (C) increase in the compensation of, or payment of any bonus to, any director, officer, employee, or consultant of the Company or any Subsidiary, or (D) change with respect to the compensation or other benefits payable to any director, officer, employee or consultant of the Company or any Subsidiary except, in the case of clauses (C) and (D), in the ordinary course of business consistent with past practice with respect to any employee (excluding any officers) of the Company or any Subsidiary, and except, in the case of clause (C), for the determination of the board of directors and stockholders of the Company to grant the Specified Employees Bonus Payments in the amounts set forth in Section 1.1(a) of the Disclosure Schedule;

          (viii) material damage, destruction or loss to any material asset or property of the Company or any Subsidiary, other than damage that has been repaired, damaged assets that have been replaced or damage for the repair of which insurance proceeds have been received;

          (ix) sale (other than sales of inventory and customer list rentals and exchanges in the ordinary course of business consistent with past practice), assignment, transfer, hypothecation, conveyance, lease, or other disposition of any material asset or property of the Company or any Subsidiary or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of the Company or any Subsidiary (except for Permitted Encumbrances);

          (x) incurrence or repayment of any liability or obligation (whether absolute, accrued, contingent or otherwise) to any Related Controlling Party or any Related Party or, other than in respect of current liabilities incurred in the ordinary course of business, any incurrence or repayment of any material liability or material obligation to any other Person or any discharge or satisfaction of any material Encumbrance other than in the ordinary course of business consistent with past practice;

          (xi) failure to pay when due any material liabilities, except with respect to any such liabilities being contested in good faith by the Company or any Subsidiary and which are identified in Section 4.10 of the Disclosure Schedule;

          (xii) cancellation, discharge or satisfaction of any material debts or material claims to the Company or any Subsidiary or any amendment, termination, or waiver of any material rights of value to the Company or any Subsidiary;

          (xiii) write down or write off of the value of any material asset of the Company or any Subsidiary, except for write downs and write offs of accounts receivable and inventory in the ordinary course of business consistent with past practice;

          (xiv) failure to pay accounts payable or collect accounts receivable other than in the ordinary course consistent with past practice;

          (xv) entry into, amendment, termination or receipt of notice of termination of any agreement or other document that is required to be disclosed in Sections 4.12 or 4.14 of the Disclosure Schedule;

          (xvi) material change in the business or operations of the Company or any Subsidiary or in the manner of conducting the same or entry by the Company or any Subsidiary into any material transaction (other than the transactions contemplated hereby), other than in the ordinary course of business consistent with past practice; or

          (xvii) agreement, whether or not in writing, to do any of the foregoing by the Company or any Subsidiary.

     4.11 Product Design; Warranties. Except as described in Section 4.11 of the Disclosure Schedule: (i) neither the Company nor any Subsidiary has, other than in the ordinary course of business consistent with past practice, since October 30, 2002, agreed in writing to become responsible for consequential damages or made in writing any express warranties to third parties with respect to any products created, manufactured, sold, distributed or licensed, or any services rendered, by the Company or any Subsidiary; and (ii) to the Knowledge of the Company, there are no material design, manufacturing or other defects, latent or otherwise, with respect to any of such products and neither the Company nor any Subsidiary has, since October 30, 2002, received notice in writing of any such alleged defect. Except as set forth in Section 4.11 of the Disclosure Schedule, since October 30, 2002, there has not been, nor is there currently under consideration by the Company or any Subsidiary, any recall or withdrawal by or on behalf of the Company or any Subsidiary of any products manufactured, produced, distributed or sold by or, to the Knowledge of the Company, on behalf of the Company or any Subsidiary or, to the Knowledge of the Company, any recall by or on behalf of an entity as a result of any alleged defect in any product supplied by the Company or any Subsidiary.

     4.12 Real Property. Section 4.12 of the Disclosure Schedule describes each interest in real property owned or leased by the Company or any Subsidiary, including the location thereof and the lessor of any such leased property. Except as described in Section 4.12 of the Disclosure Schedule, the Company and each Subsidiary has good and marketable title in fee simple to all of the real property reflected on the Balance Sheet as owned by it and owns all right, title and interest in all leasehold estates granted by the leases and other agreements required to be listed in Section 4.12 of the Disclosure Schedule, in each case free and clear of all Encumbrances except for Permitted Encumbrances. Except as described in Section 4.12 of the Disclosure Schedule, to the Knowledge of the Company, all of the buildings and structures to the extent of the premises owned or leased by the Company or any Subsidiary are structurally sound with no material defects, are in good operating condition and repair, and each has adequate rights of ingress and egress for the operation in the ordinary course of business consistent with past practice. No such building or structure, or any appurtenance thereto or equipment therein or the operation or maintenance thereof, violates in any material respect any restrictive covenant. With respect to any real property leased by the Company or any Subsidiary, except as described in Section 4.12 of the Disclosure Schedule, no event or condition exists that, with or without the passage of time or the giving of notice, or both, would constitute a material default or breach by the Company or any Subsidiary pursuant to any lease agreement governing such property. To the Knowledge of the Company, each landlord under each such lease agreement has complied with its material obligations thereunder. No condemnation proceeding is pending or, to the Knowledge of the Company, threatened with respect to any real property identified in Section 4.12 of the Disclosure Schedule.

     4.13 Personal Property; Bank Accounts.

     (a) Except as described in Section 4.13 of the Disclosure Schedule: (i) the Company and each Subsidiary have good and valid title to all of their material properties and assets used in the conduct of their respective businesses free and clear of all Encumbrances (other than Permitted Encumbrances); and (ii) all material properties and assets owned or leased by the Company or any Subsidiary are in the possession or under the control of the Company or such Subsidiary and are in good condition and repair, ordinary wear and tear excepted.

     (b) Section 4.13 of the Disclosure Schedule contains a complete and accurate list of each bank, checking, money market, investment or similar account (each, a "Company Account") owned by or used for the business and operations of the Company and its Subsidiaries and each individual authorized to have access to and make transactions under each Company Account.

     (c) Notwithstanding the foregoing, this Section 4.13 does not address any real estate matters, which are addressed in Section 4.12, or any intellectual property matters, which are addressed in Section 4.16.

     4.14 Material Contracts.

     (a) Except as expressly provided by this Agreement or the Transaction Documents or as described in Section 4.14 of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to or is bound by any:

          (i) agreement, indenture or other instrument relating to indebtedness for money borrowed or capital leases (excluding capital leases providing for annual payments of less than $100,000) or any guarantee or similar undertaking in respect of any indebtedness or obligations of any Person (other than in connection with relocation of employees or the endorsement of negotiable instruments for collection in the ordinary course of business consistent with past practice);

          (ii) Encumbrance of any nature (other than Permitted Encumbrances) relating to or affecting any of the assets or properties of the Company or any Subsidiary;

          (iii) agreement, contract or commitment relating to a single capital expenditure of greater than $100,000 or any number of such agreements, contracts or commitments relating to capital expenditures of greater than $250,000 in the aggregate;

          (iv) loan or advance to, or investment in, any Person (other than a Subsidiary) in any case in an amount in excess of $25,000, or $100,000 in the aggregate for all such loans, advances and investments or any agreement, contract or commitment relating to the making of any such loan, advance or investment, other than travel and similar advances to employees in the ordinary course of business consistent with past practice;

          (v) management service, sales agency, sales representative, distributorship or any other similar contract, in each case under which the amount of payments required to be made thereunder in any fiscal year is greater than $100,000 (other than contracts disclosed pursuant to Section 4.21);

          (vi) contract, agreement or commitment limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any Person;

          (vii) contract, agreement, purchase order or other commitment involving the performance of services or delivery of goods or materials, other than inventory purchased or sold in the ordinary course of business, by or to the Company or any Subsidiary (A) outside the continental United States or (B) of an aggregate amount in excess of $100,000 and which is not terminable by the Company or such Subsidiary without payment of penalty or premium on not more than sixty days notice;

          (viii) contract, agreement or commitment providing for payments to or by any Person in excess of $100,000 in any fiscal year based on sales, purchases or profits, other than direct payments for goods; or

          (ix) any other contract, agreement or commitment which is material to the business, operations, results of operations, assets, or financial condition of the Company and its Subsidiaries, taken as a whole.

     (b) Except as set forth in Section 4.14(b) of the Disclosure Schedule, the Company and each Subsidiary have furnished or made available to Buyer true and complete copies of each agreement, plan and other document required to be disclosed in Section 4.14 of the Disclosure Schedule.

     (c) Except as set forth in Section 4.14(c) of the Disclosure Schedule, each material contract, agreement or commitment disclosed or required to be disclosed in Section 4.12 or Section 4.14 of the Disclosure Schedule is in full force and effect and is valid, binding and enforceable against the Company or the Subsidiary party thereto in accordance with its terms, except in each case as enforceability of such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or limiting creditors' rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief. Neither the Company nor any Subsidiary is in violation in any material respect of any of the terms or conditions of any such contract, agreement or commitment, which violation would give the other party thereto the right to terminate, or charge any material penalty or demand or require any material increase in payment under, such contract, agreement or commitment, and, to the Knowledge of the Company, all of the material covenants to be performed by each other party thereto have been performed in all material respects.

     4.15 Insurance. Section 4.15 of the Disclosure Schedule contains a true and complete list of each policy and binder of insurance (including property, casualty, liability, life, health, accident, workers' compensation and disability insurance and bonding arrangements) owned by, or maintained for the benefit of, or respecting which, any premiums are paid directly or indirectly by the Company or any Subsidiary, in each case identifying: (i) the respective issuers and expiration dates thereof; (ii) all deductible amounts and amounts of coverage available and outstanding thereunder; (iii) whether such policies and binders are "claims made" or "occurrences" policies; (iv) all self-insurance programs or arrangements; and (v) any retrospective premium adjustments of which the Company has Knowledge. Neither the Company nor any of its Subsidiaries is in material default under any such insurance policy. All premiums due have been paid on such insurance policies. Except as described in Section 4.15 of the Disclosure Schedule, neither the Company nor any Subsidiary has received (i) any written notice of cancellation of any policy or binder of insurance required to be identified in Section 4.15 of the Disclosure Schedule or any written notice with respect to any refusal of coverage thereunder; or (ii) any written notice that any issuer of such policy or binder has filed for protection under applicable bankruptcy or insolvency laws or is otherwise in the process of liquidating or has been liquidated in any material respect.

     4.16 Intellectual Property.

     (a) Section 4.16(a) of the Disclosure Schedule contains a true and complete list of each (i) fictitious business name, trade name, registered and unregistered trademark, service mark and related application ("Marks"), (ii) material patent and patent application (collectively, "Patents"), (iii) issued and pending copyright registration in published and material unpublished works of authorship including Software works ("Copyrights"), (iv) Internet domain name registration and related application (collectively "Domain Registrations"), in each case, owned by or exclusively licensed to the Company or any Subsidiary. Except as otherwise described in Section 4.16(a) of the Disclosure Schedule, (A) the Company and its Subsidiaries are the sole owners of, or have the exclusive perpetual right to use without consideration, all Intellectual Property owned by the Company or any Subsidiary, free and clear of all Encumbrances (other than Permitted Encumbrances); (B) neither the Company nor any Subsidiary has granted or licensed to any Person any rights with respect to any Intellectual Property, which rights would have a Material Adverse Effect; (C) no other Person has any rights in or to any of the Intellectual Property owned by the Company or any Subsidiary, which rights would have a Material Adverse Effect; (D) the rights of the Company and its Subsidiaries in and to any of such Intellectual Property owned by and licensed to the Company and its Subsidiaries will not be limited or otherwise affected in any material respect by reason of any of the transactions contemplated hereby; and (E) the Intellectual Property is sufficient for the conduct of the respective businesses of the Company and its Subsidiaries after the Closing in the same manner as such businesses were conducted before the Closing in all material respects.

     (b) All persons that are not employees of the Company or any Subsidiary who are involved with the creation, design, or development of any Copyright of the Company or any Subsidiary have (a) entered into written agreements assigning to the Company or a Subsidiary all rights to original works of authorship contained therein or, alternatively, designating such as "work made for hire" and/or (b) granted a perpetual, royalty-free license to Company and/or any of its Subsidiaries permitting the Company and/or any of its Subsidiaries to use any works created, designed, or developed by such persons for Company and/or any of its Subsidiaries.

     (c) The list of Marks set forth in Section 4.16(a) of the Disclosure Schedule sets forth: (i) the name of the owner of such Mark; (ii) the jurisdictions by or in which such Mark has been issued or registered or in which an application for such issuance or registration has been filed, and (iii) the registration and application numbers of such Mark. The list of Copyrights set forth in Section 4.16(a) of the Disclosure Schedule sets forth: (i) the name of the author and copyright claimant of such Copyright; and (ii) the registration numbers of such Copyright. The list of Patents set forth in Section 4.16(a) of the Disclosure Schedule sets forth the name of each jurisdiction in which such Patents have been granted and applied for and all application numbers. The Company and each Subsidiary have taken all reasonable precautions to preserve and protect the secrecy, confidentiality and value of their Trade Secrets. The Personally Identifiable Data contains, in all material respects, a true, correct and complete list of all the customers who have actually purchased merchandise from the Company or any of its Subsidiaries since October 30, 2002.

     (d) To the Knowledge of the Company, the operations of the Company and each Subsidiary as currently conducted, including the sale by the Company or any Subsidiary of products manufactured by Persons other than the Company or its Subsidiaries, do not infringe in any material respect any trademark, copyright, patent or other proprietary right of any Person.

     (e) The representations and warranties set forth in this Section 4.16, along with the applicable representations in Section 4.5, Section 4.6(a)-(b), and Section 4.14 constitute the Company's sole and exclusive representations and warranties related to intellectual property matters.

     4.17 Suppliers. Section 4.17 of the Disclosure Schedule provides a complete and accurate list of the names of the 20 suppliers and vendors from whom the Company and its Subsidiaries made the most purchases (in terms of dollar amounts) during 2004 and a good faith approximation of the aggregate expenditures attributable to each in such year. Except as disclosed in Section
4.17 of the Disclosure Schedule, no vendor or supplier that accounted for more than of 5% of the consolidated purchases of the Company and its Subsidiaries during 2004 has terminated or materially reduced, or has given written notice to the Company or any Subsidiary that it intends to terminate or materially reduce, the amount of business done with the Company or any Subsidiary. The Company does not currently have any Knowledge of any such intention on the part of any such supplier or vendor, whether or not in connection with or as a result of, the transactions contemplated by this Agreement or any other Transaction Document.

     4.18 Labor Matters.

     (a) Except as described in Section 4.18(a) of the Disclosure Schedule: (i) no application or petition for certification of a collective bargaining agent is currently pending, and no union or bargaining representative is currently certified as a representative of the employees of the Company or any Subsidiary;
(ii) since October 30, 2002, neither the Company nor any Subsidiary has been the subject of a representation campaign to organize any group of the Company's or such Subsidiary's employees; and (iii) since October 30, 2002, there has not been and there is not currently pending any material labor arbitration or proceeding relating to the grievance of any employee of the Company or its Subsidiaries, any application, charge or complaint filed by any such employee or union with the National Labor Relations Board or any comparable state or local agency, any strike, slowdown, picketing or work stoppage by any employees at any facility of the Company or any Subsidiary, any lockout of any such employees, or any other labor related controversy materially affecting the operations, assets, results of operations, financial condition or business of the Company or any Subsidiary. Except as described in Section 4.18(a) of the Disclosure Schedule and except for the terms of the real property leases to which the Company or any of its Subsidiaries is currently a party, no agreement to which the Company or any of its Subsidiaries is a party restricts in any material respect the Company or any Subsidiary from relocating, closing or terminating any of their operations or facilities or any portion thereof.

     (b) Contained in Section 4.18(b) of the Disclosure Schedule are true and correct copies of each OSHA Form No. 300 and each OSHA Form No. 300A completed and maintained by the Company or any Subsidiary at each of its work establishments since October 30, 2002.

     (c) During the last 90 days prior to the date hereof, neither the Company nor any Subsidiary has (i) effectuated a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Subsidiary; or (ii) effectuated a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Subsidiary, or (iii) terminated or announced the termination of the employment of more than a total of 20 employees (other than "seasonal workers," as defined by the WARN Act, terminated in the ordinary course of business).

     (d) The representations and warranties set forth in this Section 4.18, along with the applicable representations in Section 4.5 and Section 4.6(a) and
(c), constitute the Company's sole and exclusive representations and warranties related to labor matters.

     4.19 Employee Benefits.

     (a) Section 4.19(a) of the Disclosure Schedule contains a complete and correct list of all benefit plans and arrangements (whether or not employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, life insurance and scholarship programs maintained for the benefit of any present or former employees or directors of the Company or any ERISA Affiliate (as defined below) or to which the Company or any ERISA Affiliate has contributed or is or was since October 30, 2002 obligated to make payments (collectively, the "Employee Benefit Plans"). Except as described in
Section 4.19(a) of the Disclosure Schedule, the Company has delivered or made available to Buyer, with respect to all such Employee Benefit Plans, true, complete and correct copies of the following: all plan documents and handbooks; the most recent summary plan descriptions and any subsequent summaries of material modifications; Forms series 5500 as filed with the United States Department of Labor ("DOL") since October 30, 2002; all trust agreements with respect to Employee Benefit Plans; plan contracts with service providers or with insurers providing benefits for participants or liability insurance for fiduciaries and other parties in interest or bonding; the most recent annual audit and accounting of plan assets for all funded plans; and the most recent IRS determination letter for all plans qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, "ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

     (b) Except as described in Section 4.19(b) of the Disclosure Schedule, each Employee Benefit Plan has been administered in compliance with its terms and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws.

     (c) The Company has made, or will make within the prescribed time periods under the applicable Employee Benefit Plan, full payment of all amounts it is required under the terms of each Employee Benefit Plan, to have contributed thereto before the Closing Date for all periods through the Closing Date, and, with respect to payments not yet due, proper accruals for such contributions have been made and are reflected on its balance sheet and books and records.

     (d) Each Employee Benefit Plan which is an "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA) and which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been issued a favorable determination letter from the IRS, and to the Knowledge of the Company, since October 30, 2002 there has been no act or condition that would reasonably be expected to result in the loss of tax-qualified status of such Employee Benefit Plan or the loss of exemption from federal income tax under Section 501(a) of the Code of any trust created pursuant to any such Employee Pension Benefit Plan.

     (e) Neither the Company nor any ERISA Affiliate maintains or since October 30, 2002 has maintained or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 3(37) of ERISA) or to a "Defined Benefit Plan" (as such term is defined by Section 3(35) of ERISA). Neither the Company nor any ERISA Affiliate has any material liability with respect to a Multiemployer Plan or a Defined Benefit Plan.

     (f) Except as described in Section 4.19(f) of the Disclosure Schedule, with respect to each Employee Benefit Plan, no material unsatisfied liabilities to participants, the IRS, the DOL, the Pension Benefit Guaranty Corporation or to any other Person have been incurred as a result of the cessation of contributions under, the transfer of sponsorship of, or the termination of any Employee Benefit Plan.

     (g) Except as described in Section 4.19(g) of the Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains any retiree life and/or retiree health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment, other than benefits that are required to be provided pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state continuation coverage rights.

     (h) Section 4.19(h) of the Disclosure Schedule lists each employment, retention, severance, change of control, consulting, commission, agency and representative agreement or arrangement to which the Company or any Subsidiary is a party or is otherwise bound, including all agreements and commitments relating to wages, hours or other terms or conditions of employment (other than unwritten employment arrangements terminable at will).

     (i) Except as set forth in Section 4.19(i) of the Disclosure Schedule or as expressly contemplated by this Agreement and subject to the terms of Section 10.1(g), the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not, alone or together with any other event: (i) entitle any person to severance pay, unemployment compensation or termination benefits or any other payment; (ii) accelerate the time of payment or vesting of, or materially increase the amount of compensation due to any person; or (iii) obligate the Company or any Subsidiary to pay or otherwise be liable for any compensation or other benefits to any person for any periods before the Closing Date.

     (j) The representations and warranties set forth in this Section 4.19 along with the applicable representations and warranties set forth in Sections 4.5, 4.6(a) and (d), and 4.20, constitute the Company's sole and exclusive representations and warranties related to employee benefits matters.

     4.20 Directors, Officers and Employees.

     (a) Section 4.20(a) of the Disclosure Schedule sets forth the following information for each director, officer and employee of the Company and each Subsidiary and for each consultant, agent and independent contractor regularly retained, whose aggregate compensation for the last fiscal year ended exceeded $100,000 or whose current aggregate annual rate of compensation exceeds such amount (including each such person on leave or layoff status): (i) employer and location of employment; (ii) name and job title; (iii) current annual rate of compensation (identifying bonuses separately) and any change in compensation since the date of the Balance Sheet; (iv) vacation accrued; and (v) service credited for purposes of vesting and eligibility to participate in applicable Employee Benefit Plans.

     (b) Except as described in the Section 4.20(b) of the Disclosure Schedule and except for customary confidentiality agreements with former employers, none of the Company's or any Subsidiary's management employees, directors or officers is a party to, or is otherwise bound by, any agreement or arrangement (including any confidentiality, non-competition or proprietary rights agreement), with any Person other than the Company or any Subsidiary that in any way materially affects or will materially affect (i) the performance of his or her duties, (ii) the ability of the Company and its Subsidiaries to conduct their respective businesses, or (iii) his or her freedom to engage in any of the businesses conducted by the Company or any Subsidiary.

     4.21 Affiliate Agreements.

     (a) Except as described in Section 4.21(a) of the Disclosure Schedule, since October 30, 2002, there have not been and there are not currently in effect any agreements or arrangements by and between the Company or any Subsidiary, on the one hand, and any Related Controlling Party on the other hand. Except as described in Section 4.21(a) of the Disclosure Schedule, no Related Controlling Party has (i) any ownership or leasehold interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the business of the Company or any Subsidiary or (ii) any claim for any amounts against the Company or any Subsidiary, other than (A) rights arising under the Transaction Agreements, (B) rights to be reimbursed for the Reimbursement Expenses (as provided herein), (C) rights which are being waived pursuant to the terms of this Agreement, (D) the ownership interests of the Sellers in the Securities and (E) claims of any Controlled Portfolio Company against the Company or any Subsidiary.

     (b) Except as described in Section 4.21(b) of the Disclosure Schedule, since May 9, 2004, except as set forth in Section 4.19 of the Disclosure Schedule, there have not been and there are not currently in effect any written agreements or arrangements by and between the Company and any Subsidiary on the one hand and any Related Party on the other hand. Except as described in Section 4.21(b) of the Disclosure Schedule, no Related Party has (i) any ownership or leasehold interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the business of the Company or any Subsidiary, other than the ownership interest of the Sellers in the Securities or (ii) any claim against the Company or any Subsidiary (other than claims arising out of or related to the employment by the Company or any Subsidiary of such Related Party).

     (c) No amount of indebtedness is owed to the Company or any Subsidiary from any Related Controlling Party or any Related Party. Except for those Sellers and such rights as are set forth in Section 6.9 of the Disclosure Schedule, no Seller has any right to receive any dividends or distributions with respect to any capital stock or debt of the Company or any Subsidiary, whether as a result of the transactions contemplated hereby or otherwise, other than (i) each Seller's respective right to receive such Seller's portion of the Aggregate Cash Proceeds, the Specified Employees Bonus Amount and the Accrued Dividend Amount,
(ii) the "Preference Amount" pursuant to Section 4(c) of the Company's Restated Certificate of Incorporation, which the Principal Stockholders have agreed to waive pursuant to Section 6.9 and (iii) interest on J.P. Morgan Notes, which, together with all other amounts thereunder, will be paid in full by the Company at Closing.

     4.22 Environmental Matters.

     (a) Except as described in Section 4.22(a) of the Disclosure Schedule:

          (i) Since October 30, 2002, and to the Knowledge of the Company, prior to October 30, 2002, the Company, each Subsidiary and their respective predecessors, including all of their businesses and operations, have been operated in compliance with all Environmental Laws in all material respects;

          (ii) (A) Neither the Company nor any Subsidiary has, since October 30, 2002, caused, (B) to the knowledge of the Company, none of the Company, any Subsidiary or any predecessor entity thereof did, prior to October 30, 2002, cause, and (C) to the Knowledge of the Company, none of the Company, any Subsidiary or any predecessor entity thereof has permitted any other Person to cause, any conditions on, about, beneath or arising from any real property, which is currently, or since October 30, 2002, was owned, leased or operated, or to the Knowledge of the Company, was at any time prior to October 30, 2002, owned, leased or operated, by the Company, any Subsidiary or their respective predecessors, which (A) give rise to material liability or the imposition of a material statutory lien under any Environmental Law, or (B) require any material Response, Removal or Remedial Action or other material action under any Environmental Law;

          (iii) Neither the Company nor any Subsidiary has received since October 30, 2002, or to the Knowledge of the Company, prior to October 30, 2002, any written or oral notification of a release or threat of a release of a Hazardous Substance with respect to any real property that is currently, or was at any time since October 30, 2002, owned, leased or operated, or to the Knowledge of the Company, was at any time prior to October 30, 2002, owned, leased or operated, by the Company or any Subsidiary or their respective predecessors;

          (iv) No Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by the Company or any Subsidiary or, to the Knowledge of the Company, any third party on, about or beneath any property that is currently, or that has at any time since October 30, 2002 been, owned, leased or operated, or to the Knowledge of the Company, that was at any time prior to October 30, 2002, owned, leased or operated, by the Company or any Subsidiary or their respective predecessors in violation in any material respect of any Environmental Laws;

          (v) There are not currently, and since October 30, 2002 there have not been any above ground or, to the Knowledge of the Company, underground storage tanks, asbestos containing materials, or transformers containing or, to the Knowledge of the Company, contaminated with polychlorinated biphenyls ("PCB's") on, about or beneath any real property that is currently, or since October 30, 2002 has been, owned, leased or operated, or to the Knowledge of the Company, that was at any time prior to October 30, 2002, owned, leased or operated, by the Company or any Subsidiary or their respective predecessors in violation in any material respect of any Environmental Laws;

          (vi) Neither the Company nor any Subsidiary has Knowledge of or, since October 30, 2002, has received written notice of:

               (A) any material claim, demand, investigation, enforcement action, Response, Removal, Remedial Action, statutory lien or governmental or regulatory action instituted or threatened against the Company or any Subsidiary or any real property formerly or currently owned, leased or operated by the Company or any Subsidiary pursuant to any of the Environmental Laws; or

               (B) any material claim, demand notice, suit or action, made or threatened by any Person against the Company, any Subsidiary, or any real property formerly or currently owned, leased or operated by the Company or any Subsidiary relating to (1) any material damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from any real property formerly or currently owned, leased or operated by the Company or any Subsidiary or any other real property or (2) any alleged material violation of Environmental Laws by the Company or any Subsidiary;

          (vii) Neither the Company nor any Subsidiary has Knowledge of any communication (other than as described in Section 4.22(a)(vi) to or from any Governmental Body or any other Person arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at any real property formerly or currently owned, leased or operated by the Company or any Subsidiary or any other real property; and

          (viii) No wastes generated by the Company or any Subsidiary, have since October 30, 2002, or to the Knowledge of the Company, prior to October 30, 2002, been sent, transferred, transported to, treated, stored, or disposed of at any site requiring investigation or clean-up, including any site listed, or to the Knowledge of the Company, formerly proposed for listing, on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of sites requiring or recommended for investigation or clean-up. To the Knowledge of the Company, none of the real property that is currently, or since October 30, 2002 has been, owned, leased or operated, or to the Knowledge of the Company, prior to October 30, 2002, has been owned, leased or operated, by the Company or any Subsidiary or their respective predecessors, is listed on the National Priorities List or any state list of sites requiring or recommended for investigation or clean up.

     (b) There has been no written or formally scheduled environmental audit, investigation, inspection, report, sampling report, remediation report or other related report conducted by or on behalf of the Company, any Subsidiary or, to the Knowledge of the Company, any Governmental Body or other third party, of or related to the environmental condition of any property that is currently or since October 30, 2002 has been, owned, leased or operated, or to the Knowledge of the Company, prior to October 30, 2002, has been, owned, leased or operated, by the Company or any Subsidiary, which has not been made available to Buyer prior to the date hereof.

     (c) Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges and agrees that this Section 4.22 contains the sole and exclusive representations and warranties in this Agreement relating to environmental matters.

     4.23 Books and Records. True, complete and correct copies of the certificates or articles of incorporation and bylaws of the Company and each Subsidiary (or other comparable organizational documents) have been, or prior to the Closing will be, delivered to Buyer, and such documents, in the form delivered to Buyer, are in full force and effect. The stock records of the Company and each Subsidiary fairly and accurately reflect the record ownership of all of their outstanding shares of capital stock and other equity securities of the Company and its Subsidiaries. The minute books of the Company and each Subsidiary contain complete and accurate records in all material respects of all meetings held of, and corporate action taken by, the stockholders, the boards of directors (or other comparable governing body) and each committee of the boards of directors of the Company and the Subsidiaries. Copies of such minute books and stock records have been, or prior to the Closing will be, made available to Buyer, and such records are complete and accurate in all material respects.

     4.24 Brokers. Other than Goldman, Sachs & Co. and GLC Securities Corp., whose fees shall be, if not a Transaction Expense, paid by Sellers' Representative, there is no investment banker, broker, finder or other intermediary (other than Escrow Agent) which has been retained by or is authorized to act on behalf of the Company or any Subsidiary that might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document.

        SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR

     Each of Buyer and Guarantor hereby jointly and severally represents and warrants to each Seller as of the date of this Agreement and as of the Closing Date that, except as set forth on the Disclosure Schedule attached hereto:

     5.1 Organization and Good Standing. Each of Buyer and Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to perform all of its obligations under each Transaction Document to which it is a party. Each of Buyer and Guarantor has delivered to the Sellers' Representative true, correct and complete copies of its articles or certificate of incorporation, as appropriate, and its bylaws.

     5.2 Power and Authorization. Each of Buyer and Guarantor has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party (collectively, the "Buyer Transaction Documents"), to perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby and thereby. All necessary corporate, shareholder and other legal action has been taken by each of Buyer and Guarantor to authorize the execution, delivery and performance by it of this Agreement and each other Buyer Transaction Document to which it is, or is specified to be, a party. Each of Buyer and Guarantor has duly executed and delivered this Agreement and, at or prior to the Closing, will have duly executed and delivered each other Buyer Transaction Document. This Agreement is, and each other Buyer Transaction Document, when duly executed and delivered at or prior to the Closing by Buyer and/or Guarantor, as the case may be, will be, the legal, valid and binding obligation of Buyer and/or Guarantor, as the case may be, enforceable against it in accordance with its respective terms, except as enforceability of such objections may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or limiting creditors' rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief.

     5.3 No Conflicts.

     (a) Except as disclosed in Section 5.3(a) of the Disclosure Schedule, the execution and delivery by each of Buyer and Guarantor of this Agreement does not, the execution and delivery by each of Buyer and Guarantor of each Buyer Transaction Document to which it is, or is specified to be, a party will not, and the consummation of the transactions contemplated hereby and thereby and compliance by each of Buyer and Guarantor with the terms hereof and thereof will not conflict with, or result in any violation or breach of or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the material properties or assets of either of, Buyer or Guarantor under, any provision of (i) the certificate of incorporation, by-laws or other similar organizational documents of Buyer or Guarantor, (ii) any material agreement or other material obligation to which Buyer or Guarantor is a party or by which any of their respective properties or assets is bound or (iii) any material Laws or Governmental Authorizations binding upon or applicable to Buyer or Guarantor.

     (b) Prior to Closing, Buyer or one or more of its Affiliates shall have complied with the requirements of the HSR Act, and the documents to be filed by Buyer and its Affiliates pursuant to the HSR Act respond to its requirements. Except as disclosed in Section 5.3(b) of the Disclosure Schedule, no other material Consents or registrations, notifications, filings or declarations with, any Governmental Body, creditor, lessor or other Person are required to be given or made by Buyer or Guarantor in connection with the execution, delivery and performance of this Agreement or any other Buyer Transaction Document.

     (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the Knowledge of Buyer, threatened, which individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the ability of either Buyer or Guarantor to perform its respective obligations under this Agreement or any other Buyer Transaction Document or on the ability of Buyer or Guarantor to consummate the transactions contemplated hereby or thereby (a "Buyer Material Adverse Effect").

     5.4 No Reliance. Buyer is purchasing the Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. Each of Buyer and Guarantor hereby acknowledge that neither the Sellers nor the Company are acting as fiduciaries or financial or investment advisers to Buyer or Guarantor.

     5.5 Brokers. Other than Banc of America Securities, LLC, there is no investment banker, broker, finder or other financial intermediary (other than the Escrow Agent) that has been retained by or is authorized to act on behalf of Buyer, Guarantor or any of its respective Affiliates that might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document.

     5.6 Financing. Buyer and Guarantor currently have, and as of the Closing Date will have, such funds available that will be sufficient to pay the Purchase Price and satisfy all other obligations of Buyer and Guarantor on and after the Closing Date under this Agreement and each other Buyer Transaction Document. Buyer and Guarantor acknowledge that their respective obligations under the Transaction Documents are not subject to their obtaining financing in order to pay the Purchase Price or to satisfy any of their other respective obligations under the Buyer Transaction Documents.

     5.7 Disclaimer Regarding Projections. In connection with Buyer's and Guarantor's investigation of the Company and its Subsidiaries, Buyer and Guarantor have received from the Sellers and/or the Company certain projections, estimates and other forecasts and business plan information. Each of Buyer and Guarantor acknowledges that there are uncertainties inherent in attempting to make such projections, estimates and other forecasts and plans and that it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, estimates and other forecasts and plans so furnished to it. Accordingly, each of Buyer and Guarantor acknowledges, agrees and confirms that Sellers, the Company and each of their respective Affiliates, officers, directors, employees, agents and representatives, do not make, have not made nor shall be deemed to have made any representation or warranty to Buyer or Guarantor, express or implied, at law or in equity, with respect to any such projections, estimates, forecasts or plans.

     5.8 No Additional Representations. Buyer acknowledges that none of Sellers, the Company, its Subsidiaries or any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any written or oral information regarding the Company and its Subsidiaries furnished or made available to Buyer and its Representatives or otherwise with respect to the Company, its Subsidiaries or their operations, business, financial condition, assets, liabilities or prospects, except as set forth in Sections 3, 4 and 10. Buyer shall acquire the Company and its Subsidiaries without any representation or warranty as to merchantability or fitness for any particular purpose, in an "as is" condition and on a "where as" basis, except as otherwise represented or warranted in Sections 3, 4 and 10.

                 SECTION 6. COVENANTS OF THE COMPANY AND SELLERS

     6.1 Conduct of Business Pending Closing. From the date hereof until the Closing, except as expressly contemplated by any of the Transaction Documents or as set forth in Section 6.1 of the Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to, and with respect to Sections 6.1(e)-(f), each Seller (solely as to such Seller) also shall:

     (a) maintain their corporate (or other organizational) existence, pay and discharge all of their respective material debts, liabilities and obligations as they become due, and operate their respective businesses in all material respects in the ordinary course in a manner consistent with past practice, and in compliance with all applicable Laws and the provisions of this Agreement;

     (b) maintain their facilities and assets in all material respects in the same state of repair, order and condition as they were in on the date hereof, reasonable wear and tear excepted;

     (c) maintain their books and records in accordance with past practice in all material respects, and use reasonable commercial efforts to maintain in full force and effect all material Consents, material Governmental Authorizations and all material insurance policies and binders in an amount and scope consistent with any such insurance policies in effect as of the date hereof;

     (d) use their commercially reasonable efforts to preserve intact their present business organization and maintain their relations and goodwill with their suppliers, vendors, customers, employees and others having a business relationship with any of them;

     (e) promptly advise Buyer upon obtaining Knowledge of any threat or commencement of any material dispute, claim, action, suit, proceeding, arbitration or investigation by, against or affecting any Seller, the Company, any Subsidiary or any of their operations, properties, assets or prospects, or which would be reasonably likely to have a material adverse effect on the Company's or any Seller's ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

     (f) promptly advise Buyer upon (i) obtaining Knowledge of (A) the existence of any fact or condition that would constitute a breach of any of Sellers' or the Company's representations and warranties contained in this Agreement, (B) the occurrence of any breach of any covenant of the Company or Sellers in this Agreement, or (C) the occurrence of any event that would be reasonably likely to make the satisfaction of the conditions in Section 12.1 impossible or unlikely and (ii) the Company or any Subsidiary taking any actions in response to the matter specified in Section 14.2(f); and

     (g) otherwise report periodically to Buyer concerning the status of the business, operations and finances of the Company and each Subsidiary.

     6.2 Negative Covenants Pending Closing. From the date hereof until the Closing, except as expressly contemplated by this Agreement or any other Transaction Document and except as set forth in Section 6.2 of the Disclosure Schedule, without the prior written consent of Buyer, the Company shall not, and the Company shall cause its Subsidiaries not to:

     (a) except for the granting of the Specified Employees Bonus Amount to each Specified Employee in an amount not to exceed the portion of the Specified Employee Bonus Amount payable to such Specified Employee as set forth in Section 1.1(a) of the Disclosure Schedule and other than the payment of the Accrued Dividend Amount to the Sellers specified in Section 1.1(c) of the Disclosure Schedule,
(i) make any change in the Company's or any Subsidiary's authorized or issued capital stock or other securities; (ii) grant any stock option or other right to purchase shares of the Company's or any Subsidiary's capital stock or other securities; (iii) issue or make any commitment to issue any equity security by the Company or any Subsidiary, including any security convertible into the Company's or any Subsidiary's capital stock (except for issuances of Shares pursuant to stock Options outstanding as of the date of this Agreement and which are described in Section 4.4 of the Disclosure Schedule); (iv) declare, set aside or issue or pay any dividends; (v) grant any registration rights with respect to the Company's or any Subsidiary's capital stock or other securities; or (vi) purchase, redeem, retire or make any other acquisition of any shares of the Company's or any Subsidiary's capital stock or other securities;

     (b) adopt or propose any change in the certificate or articles of incorporation or bylaws (or equivalent governing documents) of the Company or any Subsidiary;

     (c) merge or consolidate with any other Person or acquire assets from any other Person, other than (i) asset acquisitions pursuant to existing contracts, agreements or commitments, (ii) the acquisition of inventory, (iii) capital expenditures of not more than $100,000 per individual expenditure or $600,000 in the aggregate and (iv) intercompany transactions on an arm's length basis, in each case in the ordinary course of business consistent with past practice;

     (d) sell, lease, license or otherwise dispose of any material assets or property of the Company or any Subsidiary except (i) pursuant to existing contracts or commitments that are disclosed in the Disclosure Schedule, (ii) intercompany transactions and (iii) the sale of inventory and customer list rentals and exchanges, in each case in the ordinary course of business consistent with past practice;

     (e) make any material change in the Company's or any Subsidiary's inventory policies or procedures, operating policies or procedures, or advertising and promotional policies or procedures;

     (f) enter into or materially modify or amend any financing arrangements, including any financings with respect to the receivables of the Company and its Subsidiaries;

     (g) enter into or materially modify or amend any lease or sublease of real property or terminate or materially amend or cause or permit the extension of the term of any lease;

     (h) enter into or, other than immaterial modifications and amendments that, in each case, are not adverse to the Company or any Subsidiary, modify or amend any contract with any Related Controlling Party or Related Party;

     (i) make any loan, advance or capital contribution to or investment in any Person, other than (i) loans, advances or capital contributions to a Subsidiary,
(ii) travel and similar advances to employees, and (iii) advances and extended payment terms to suppliers, in each case in the ordinary course of business consistent with past practice;

     (j) change the independent accountants of the Company or its Subsidiaries or the accounting methods, principles or practices followed by the Company or any Subsidiary (except for any such change required by reason of a change in GAAP or Law);

     (k) (i) adopt, amend or modify an Employee Benefit Plan with any director, officer, consultant or employee of the Company or any Subsidiary, (ii) grant severance or termination pay to any director, officer, employee, or consultant of the Company or any Subsidiary, (iii) increase the compensation of, or pay any bonus to, any director, officer, employee, or consultant of the Company or any Subsidiary, or (iv) change the compensation or other benefits payable to any director, officer, employee, or consultant of the Company or any Subsidiary except, in the case of clauses (iii) and (iv), in the ordinary course of business consistent with past practice with respect to any employee (excluding any officers) of the Company or any Subsidiary, and except, in the case of clause (iii), for the determination of the board of directors and stockholders of the Company to grant the Specified Employees Bonus Amount to each Specified Employee in an amount not to exceed the portion of the Specified Employees Bonus Amount payable to such Specified Employee as set forth in Section 1.1(a) of the Disclosure Schedule;

     (l) (i) incur or repay any liability or obligation (whether absolute, accrued, contingent or otherwise) to any Related Controlling Party (other than a Controlled Portfolio Company) or Related Party, other than (A) in respect of current liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities and obligations to Sellers who are employees of the Company or a Subsidiary incurred in the ordinary course of business consistent with past practice, or (ii) incur or repay any material liability or material obligation to any other Person or discharge or satisfy any material Encumbrance, other than (A) in the ordinary course of business consistent with past practice, and (B) pursuant to the terms of agreements to which the Company or a Subsidiary is a party on the date hereof or are entered into on terms permitted hereunder after the date hereof;

     (m) cancel, discharge or satisfy any material debts or other material amounts owed to the Company or any Subsidiary or amend, terminate, or waive any other material rights of value to the Company or any Subsidiary;

     (n) write down or write off the value of any material asset of the Company or any Subsidiary, except for write downs and write offs of accounts receivable and inventory in the ordinary course of business consistent with past practice; or

     (o) make any commitment to do any of the foregoing.

     6.3 Access to Information. From the date hereof to the Closing, the Company shall, and the Company shall cause its Subsidiaries to, (i) give Buyer and its

Representatives and Buyer's sources of funding for the transaction contemplated hereby and their respective Representatives (collectively, "Buyer's Representatives") reasonable access to all of the personnel, books, records, plants, offices and other facilities and properties of the Company and its Subsidiaries, and, to the extent related primarily to the Company and its Subsidiaries, to the books and records of the Sellers, during normal business hours and upon reasonable prior notice, (ii) permit Buyer and Buyer's Representatives to make such inspections thereof as such Persons may reasonably request, (iii) furnish to Buyer and Buyer's Representatives such financial, operating data and other information regarding the respective businesses, agreements, commitments, liabilities, personnel and properties of the Company and its Subsidiaries as such Person may reasonably request, and (iv) instruct the Representatives of the Sellers, the Company and each Subsidiary to reasonably cooperate with Buyer and Buyer's Representatives in their investigation of the Company and its Subsidiaries. Buyer and Guarantor shall request that their Affiliates Representatives agree to comply with Buyer's and Guarantor's undertakings in Section 8.1 with respect to any confidential information of or relating to the Company and its Subsidiaries obtained pursuant to this Section 6.3; provided that Buyer and Guarantor shall be responsible for any breach of this Section 6.3 by its Affiliates and Representatives.

     6.4 Governmental Authorizations. As promptly as practicable after the date of this Agreement, the Company shall, and the Company shall cause each Subsidiary to, use its commercially reasonable efforts to (i) obtain (and cooperate with the other parties hereto in obtaining) all Governmental Authorizations necessary for the consummation of the transactions contemplated by the Transaction Documents and (ii) make (and cooperate with the other parties hereto in making) all filings required to be made by the Company and the Subsidiaries pursuant to applicable Laws in order to consummate the transactions contemplated by the Transaction Documents. For purposes of this Section 6.4, the term "commercially reasonable efforts" shall not include any obligation of the Company or any Subsidiary to expend money (other than filing fees and nominal amounts), commence or participate in any material claim, action, proceeding or litigation, grant any material accommodation (financial or otherwise) to any Person, or sell, transfer or otherwise dispose of any of its assets or properties. This Section 6.4 shall not apply to filings and Governmental Authorizations to be made under the HSR Act, which are addressed solely in
Section 9.4, or Consents that are not Governmental Authorizations, which are addressed solely in Section 9.2.

     6.5 Financial Information. From the date hereof until the Closing, the Company shall provide Buyer, within 15 days after the beginning of each month, with an unaudited consolidated balance sheet and related consolidated statements of income, changes in stockholder's equity and cash flow of the Company as of and for the month then ended, prepared on the same basis as the Unaudited Financial Statements referred to in Section 4.7(a) and certified as such by the Chief Financial Officer of the Company (in his capacity as such).

     6.6 Intentionally Omitted.

     6.7 No Shop. Until such time, if any, as this Agreement is terminated pursuant to Section 13, the Company, each Subsidiary, and each Seller shall not, directly or indirectly, solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or formally consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer and Guarantor) relating to any transaction involving the sale of the business or assets of the Company or any of its Subsidiaries (other than sales of assets and other transactions expressly permitted pursuant to the terms of this Agreement), or any of the capital stock of the Company or any Subsidiary, or any merger, consolidation, business combination or similar transaction involving the Company or any Subsidiary. To the extent applicable, the Company, each Subsidiary, and each Seller shall immediately cease any such discussions or negotiations currently in progress and shall cease providing any information regarding any such transaction.

     6.8 Confidential Information. Until the 18 month anniversary of the Closing, each Seller acknowledges and agrees that neither it nor any of its Affiliates (excluding, with respect to any Principal Stockholder, any Affiliate of such Principal Stockholder other than the Controlled Portfolio Companies and the JPM General Partners) shall use for any purpose or shall disclose, any confidential or proprietary information of or relating to Buyer, Guarantor, the Company or any Subsidiary to any Person (other than his, her or its Representatives, the Sellers' Representative or another Seller) without the prior written consent of Buyer; provided, however, that the foregoing restriction shall not apply to (i) any information which is or becomes publicly known through no fault of any Seller or which is lawfully obtained from a third party that is not bound by a contractual, legal or other confidentiality obligation to the Company, any Subsidiary, Buyer, or Guarantor, (ii) any information which such Seller is duly authorized to disclose in connection with such Seller's employment with the Company post-Closing, (iii) any disclosure required by applicable Law, any final order or judgment of a Governmental Body, any rule or regulation of the Nasdaq Stock Market ("Nasdaq") or another securities exchange applicable to such Seller or in connection with the enforcement of such Seller's rights under any Seller Transaction Document or Company Transaction Document, (iv) any disclosures required or requested by the FTC or DOJ in connection with its review of the transactions contemplated hereby under the HSR Act or (v) any disclosures by a Principal Stockholder to its Representatives or other equityholders; provided that, in any such event, a Principal Stockholder shall be responsible for any breach of the terms hereof by any of its Representatives or other equityholder to whom or to which such confidential or proprietary information was disclosed by such Principal Stockholder; and provided further that, disclosure by any Principal Stockholder to any of its Representatives or other equityholders of the general monetary and structural terms of the transactions contemplated hereby or the disclosure generally that the transactions contemplated hereby have been consummated shall not constitute a breach of this Section 6.8.

     6.9 Waivers. The Sellers identified in Section 6.9 of the Disclosure Schedule hereby irrevocably waive, effective as of the Closing, the rights set forth in Section 6.9 to the Disclosure Schedule.

     6.10 Pre-Closing Deliverables. At least three Business Days before the Closing Date, the Company shall cause to be prepared and delivered to Buyer (a) the Payoff Letters, (b) a final invoice and wire transfer instructions from each payee of any portion of the Transaction Expenses, and (c) a final invoice of all expenses constituting Reimbursement Expenses. Each of the Payoff Letters provided pursuant to this Section 6.10 shall separately specify all amounts attributable to principal, accrued interest and Termination Fees, if any, and shall include an undertaking by such party (which shall, subject to receipt of the amounts set forth in such letter, be unconditional) to discharge on the Closing Date any liens, security interests, mortgages, restrictions and encumbrances securing such indebtedness. Each of the Payoff Letters shall also include an undertaking to return marked "Cancelled" any notes or other instruments evidencing such indebtedness (or, in the alternative, to provide affidavits of loss reasonably satisfactory to Buyer).

     6.11 Supplement to Disclosure Schedule. If pursuant to Section 6.1(f) the Company or the Sellers' Representative advise Buyer at any time after the date hereof and prior to the date that is five days prior to the Closing Date, that by reason of a condition or event that arises after the date hereof, any representation or warranty in this Agreement has been rendered untrue or inaccurate, or would be rendered inaccurate as of the Closing, the Company or the Sellers' Representative, as applicable, shall supplement the affected Section of the Disclosure Schedule to reflect such condition or event. If the delivery of such supplemented or amended Section of the Disclosure Schedule pursuant to this Section 6.11 is acknowledged by the Company or the Sellers' Representative, as applicable, to constitute a failure to satisfy the condition to Buyer's obligations to consummate the Closing set forth in Section 12.1(b), unless such failure is reasonably curable by the Company or the Sellers and prior to Closing is actually cured, and if Buyer determines to waive the condition set forth in Section 12.1(b) hereof after the delivery of such supplement or amended Section of the Disclosure Schedule, then the Company's or the Sellers', as applicable, representations or warranties, shall be deemed modified, amended and supplemented by such amended or supplemented Schedule, and following such waiver shall not, with respect to such matters, be the basis of any liability or indemnification claim against the Company, the Sellers or any of their respective Affiliates, as applicable, and shall not be the basis for a termination of this Agreement by Buyer under Section 12.1 or Section 13 hereof.

     6.12 Preparation of Financial Statements. Between the date hereof and the Closing Date, the Company and the Sellers shall cooperate, and the Company shall use its commercially reasonable efforts to cause its Representatives, including Deloitte & Touche LLP and its subsidiaries (collectively, "D&T"), to cooperate, with Buyer and Guarantor in connection with the preparation of certain financial statements of the Company and its Subsidiaries as requested by Buyer. All out-of-pocket fees and expenses reasonably incurred by the Company, the Sellers and the Company's Representatives pursuant to this Section 6.12 shall be paid or promptly reimbursed by Buyer to the Sellers prior to or at the Closing. Neither any Seller nor the Company shall be obligated pursuant to this Section 6.12 to disrupt in any significant manner its operations or conduct of business in providing such cooperation, and any such cooperation shall be provided during customary business hours and upon reasonable notice. None of any Seller, the Company or any of their respective Representatives shall be obligated to assist Buyer or Guarantor pursuant to this Section 6.12 to the extent such assistance would interfere in the Sellers' and the Company's ability to satisfy their respective obligations to use commercially reasonable efforts to consummate the transactions contemplated hereby, as required pursuant to Section 9.1, or could otherwise be reasonably expected to result in the Sellers or the Company not being able to satisfy a condition to the Closing set forth in Section 12.1.

          SECTION 7. ADDITIONAL COVENANTS OF THE PRINCIPAL STOCKHOLDERS

     7.1 Records. On the Closing Date, Sellers shall deliver or cause to be delivered to Buyer all material agreements, documents, books, records and files relating to the business and operations of the Company and its Subsidiaries (collectively, "Records"), if any, in the possession of Sellers to the extent not then in the possession of the Company and its Subsidiaries, subject to the following exceptions:

     (a) Buyer recognizes that certain Records may contain incidental information relating to the Company and its Subsidiaries or may relate primarily to a Seller or an Affiliate of such Seller (other than the Company and the Subsidiaries) and that Sellers may retain such Records and shall provide copies of the relevant portions thereof to Buyer; and

     (b) Sellers may retain (i) all Records prepared by Sellers or their Representatives in connection with the transactions contemplated by this Agreement, including analyses relating to the Company and its Subsidiaries and
(ii) copies of all materials received by any Related Controlling Party that is a director of the Company as of the date hereof in connection with such Person's acting in such capacity.

     7.2 Non-Solicitation.

     (a) From and after the date hereof and until the 12 month anniversary of the Closing, neither (i) any JPM General Partner nor (ii) any Principal Stockholder or (iii) any Affiliate of any JPM General Partner or Principal Stockholder in which any JPM General Partner or one or more Principal Stockholders, individually or together with any other JPM General Partner, Principal Stockholder or any of their Affiliates, own equity interests (including securities convertible into or exchangeable for such equity interests) in an amount sufficient to permit such Persons collectively to elect a majority of the board of directors (or comparable governing body) of such Affiliate (a "Controlled Portfolio Company") shall, without the prior written approval of Buyer, directly or indirectly (including through their Representatives), solicit for employment or shall hire (as an employee, consultant or otherwise) (i) any individual listed in Section 8.4 of the Disclosure Schedule or (ii) any group of employees of the Company or any Subsidiary that would constitute a significant portion of the workforce of such entity; provided, however, that the foregoing restriction on solicitation shall not prohibit a general solicitation (such as an advertisement) not specifically directed to employees of the Company or its Subsidiaries.

     (b) Each Principal Stockholder and Buyer agree that, in the event of a breach of the non-solicitation covenant contained in this Agreement, the damage or imminent damage to the value and the goodwill of the Company and its Subsidiaries shall be inestimable and that therefore any remedy at Law or in damages would be inadequate. Accordingly, the parties agree that following prior written notice to the Principal Stockholders, Buyer shall (without the necessity of posting any bond or other security), in addition to Damages incurred by reason of any such breach, be entitled to injunctive relief, including specific performance, with respect to any such breach in any court of competent jurisdiction against such Principal Stockholders. Each Principal Stockholder shall be liable for any breach of this Section 7.2 by any Controlled Portfolio Company. The duration of the restrictions set forth in this Section 7.2 shall be extended by a period of time equal to the number of days, if any, during which a Principal Stockholder or Controlled Portfolio Company is in violation of this covenant.

     7.3 Waivers. Each Principal Stockholder hereby irrevocably waives all rights that it may have under the agreements set forth in Section 7.3 of the Disclosure Schedule; provided, however, that the Principal Stockholders do not waive, and this provision shall not be construed as the Principal Stockholders waiving, any rights that any such Principal Stockholder may have under the Management Agreement to be reimbursed for any expenses actually incurred by them (such amount not to exceed $20,000) (the "Reimbursement Expenses") to the extent identified to Buyer and paid at Closing pursuant to Section 2.2(b)(iii)(B).

     7.4 Release. Following the Closing, Sellers' Representative shall use its commercially reasonable efforts, at its expense (except as provided herein), to obtain prior to the 15 month anniversary of the Closing, a full and complete release, in form and substance reasonably satisfactory to Buyer (the "T-I Release"), of all liabilities and obligations of the Company, of any nature whatsoever, pursuant to that certain Stock Purchase Agreement dated as of May 31, 1997 between Temple-Inland Mortgage Corporation (together with its Affiliates, "Temple Inland"), KMC Management Company, Marathon Fund Limited Partnership II, Chase Manhattan Capital, L.P. and Chase Venture Capital Associates, L.P. (the "Temple Inland Agreement"). Buyer and the Company shall cooperate, as reasonably requested by the Sellers' Representative, in obtaining the T-I Release, including in the manner contemplated by Section 14.5(e). Buyer and the Company hereby grant the Sellers' Representative with full power of attorney to act on behalf of the Company in connection with obtaining the T-I Release. Upon delivery to Buyer of the T-I Release, Buyer shall (i) pay to the Sellers' Representative $600,000 by wire transfer in immediately available funds to an account specified by the Sellers' Representative in writing and (ii) deliver to the Sellers' Representative or its nominee all of the shares of GHR Investment Corp. currently owned by it (the "GHR Investment Stock"), together with appropriate stock powers or other instruments of transfer (without any representations or warranties, other than that following the Closing the Company has not assigned or transferred any right therein). During the period from Closing until the date on which the GHR Investment Stock has been duly transferred to the Sellers' Representative in accordance with this Section 7.4,
(a) none of the Company, Buyer or Guarantor shall, without the prior written consent of the Sellers' Representative, (i) sell, transfer, assign or otherwise dispose of or alienate any of the GHR Investment Stock or, to the extent the Company or Guarantor has the power to control the actions of GHR Investment Corp. by virtue of its ownership of the GHR Investment Stock, permit GHR Investment Corp. to sell, transfer, assign or otherwise dispose of or alienate any of the shares of stock of GHR Systems, Inc. held by GHR Investment Corp. (the "GHR Systems Stock"), (ii) create any Encumbrance on any of the GHR Investment Stock or GHR Systems Stock (except for any Encumbrance that exists as of the date of this Agreement), (b) Buyer shall promptly provide to the Sellers' Representative written notice of any matter in which the Company may be entitled to vote the GHR Investment Stock or direct the vote of the GHR Systems Stock and shall direct the Company to vote the GHR Investment Stock or direct the vote of the GHR

Systems Stock with respect to such matter as directed by the Sellers' Representative to Buyer in writing, and (c) Buyer and the Company shall set aside (i) any dividends or other distributions (whether cash or otherwise) derived from the Company's ownership of the GHR Investment Stock, including any dividends or other distributions (whether cash or otherwise) on the GHR Systems Stock to which the Company may be entitled by virtue of its ownership of the GHR Investment Stock, (ii) any amounts received by the Company upon the sale, disposition, conversion or exchange of the GHR Investment Stock or GHR Systems Stock, which amounts shall be delivered to the Sellers' Representative upon transfer of the GHR Investment Stock in accordance with this Section 7.4, in each case, net of any taxes payable by the Company or Buyer in connection with such transactions.

                   SECTION 8. COVENANTS OF BUYER AND GUARANTOR

     8.1 Confidential Information.

     (a) Each of Guarantor and Buyer acknowledges and agrees that from the date hereof until Closing, neither it nor any of its Affiliates shall use for any purpose, other than in connection with the transactions contemplated hereby, or shall disclose, any confidential or proprietary information of the Company or any Subsidiary to any Person (other than its Representatives) without the prior written consent of the Sellers' Representative; provided, however, that the foregoing restriction shall not apply to (i) any information which is or becomes publicly known through no fault of Buyer or Guarantor or which is lawfully obtained from a third party that is not bound by a contractual, legal or other confidentiality obligation to the Company, (ii) any disclosure required by applicable Law, any final order or judgment of a Governmental Body, any rule or regulation of Nasdaq or another securities exchange or in connection with the enforcement of Buyer's or Guarantor's rights under any Buyer Transaction Document, or (iii) any disclosures required or requested by the FTC or DOJ in connection with its review of the transactions contemplated hereby under the HSR Act. Buyer and Guarantor shall use reasonable commercial methods to ensure their Representatives comply with the undertakings in this Section 8.1; provided that, in any event, Buyer and Guarantor shall be responsible for any breach of the terms hereof by any of their Representatives.

     (b) Each of Buyer and Guarantor acknowledges and agrees that on and after the date hereof, until the 18 month anniversary of the Closing, neither it nor any of its Affiliates shall, other than in connection with the transactions contemplated hereby, use for any purpose or disclose to any Person (other than its Representatives) any confidential information of or relating to any Seller without the prior written consent of such Seller; provided, however, that the foregoing restriction shall not apply (i) to any information which is or becomes publicly known through no fault of Buyer or Guarantor or which is lawfully obtained from a third party that is not bound by a contractual, legal or confidentiality obligation to such Seller, (ii) to any disclosure required by Law, any final order or judgment of a Governmental Body, any rule or regulation of Nasdaq or another securities exchange or in connection with the enforcement of Buyer's or Guarantor's rights under any Transaction Document, (iii) to any disclosures required or requested by the FTC or DOJ in connection with its review of the transactions contemplated hereby under the HSR Act or (iv) to any information that is required to be disclosed by Buyer, Guarantor, the Company or any of its Subsidiaries in connection with the employment of such Seller after Closing, with respect to confidential information of any Seller that remains an employee of the Company or any of its Subsidiaries after the Closing, for so long as such Seller remains an employee.

     8.2 Governmental Authorizations. As promptly as practicable after the date of this Agreement, each of Buyer and Guarantor shall use its best efforts to (i) obtain (and cooperate with the other parties hereto in obtaining) all Governmental Authorizations necessary for the consummation of the transactions contemplated by the Transaction Documents and (ii) make (and cooperate with the other parties hereto in making) all filings required to be made by Buyer pursuant to applicable Laws in order to consummate the transactions contemplated by the Transaction Documents. This Section 8.2 shall not apply to filings and Governmental Authorizations to be made under the HSR Act, which are addressed solely in Section 9.4, or Consents that are not Governmental Authorizations, which are addressed solely in Section 9.2.

     8.3 Notice of Breach; Failure to Satisfy Closing Condition. From the date hereof until the Closing, Buyer and Guarantor shall promptly advise the Sellers' Representative and the Company upon obtaining Knowledge of (a) any threat or commencement of any dispute, claim, action, suit, proceeding, arbitration or investigation by, against or affecting Buyer, Guarantor or any of their respective Affiliates or any of their properties, operations, assets or prospects, which would have a Buyer Material Adverse Effect (b) the existence of any fact or condition that would constitute a breach of any of Buyer's or Guarantor's representations or warranties contained herein, (c) the occurrence of any breach of any covenant of Buyer or Guarantor in this Agreement or (d) the occurrence of any event that would make the satisfaction of the conditions in
Section 12.2 impossible or unlikely.

     8.4 Non-Solicitation.

     (a) Prior to Closing, none of Buyer, Guarantor or any of their respective Affiliates shall, without the prior written approval of the Sellers' Representative, directly or indirectly (including through their Representatives), hire (as an employee, consultant or otherwise) (i) any individual set forth on Section 8.4 of the Disclosure Schedule or (ii) any group of employees of the Company or any Subsidiary that would constitute a significant portion of the workforce of such entity.

     (b) If this Agreement is terminated pursuant to Section 13, each of Buyer and Guarantor agree that, prior to the 12 month anniversary of the date of such termination, neither Buyer nor Guarantor nor any of their respective Affiliates, without the prior written approval of the Sellers' Representative, directly or indirectly (including through their Representatives), shall solicit for employment or shall hire (as an employee, consultant or otherwise) (i) any individual set forth on Section 8.4 of the Disclosure Schedule or (ii) any group of employees of the Company or any Subsidiary that would constitute a significant portion of the workforce of such entity; provided, however, that the foregoing restriction on solicitation shall not prohibit a general solicitation (such as an advertisement) not specifically directed to employees of the Company or its Subsidiaries.

     (c) Each of Buyer and Guarantor agree that in the event of a breach of Sections 8.4(a) or (b), the damage or imminent damage to the value and the goodwill of the Company and its Subsidiaries shall be inestimable and that therefore any remedy at Law or in damages would be inadequate. Accordingly, the parties agree that following prior written notice to Buyer, the Sellers shall (without the necessity of posting any bond or other security), in addition to Damages incurred by reason of any such breach, be entitled to injunctive relief, including specific performance, with respect to any such breach in any court of competent jurisdiction against Buyer, Guarantor or any of their respective Affiliates. Each of Buyer and Guarantor shall be liable for any breach of this
Section 8.4 by its respective Affiliates. The duration of the restrictions set forth in this Section 8.4 shall be extended by a period of time equal to the number of days, if any, during which either Buyer or Guarantor is in violation of this covenant.

     8.5 Directors' and Officers' Indemnification.

     (a) For a period of five years commencing on the Closing Date, the Company and its Subsidiaries shall maintain officers' and directors' liability insurance covering the Persons who, immediately prior to the Closing Date, were covered by the Company's and its Subsidiaries' officers' and directors' liability insurance policies with respect to actions and omissions occurring prior to and on the Closing Date, on terms which in the aggregate are no less favorable to such Persons than the terms of such current insurance in effect for the Company and its Subsidiaries as of the date hereof.

     (b) For a period of five years after the Closing, Buyer and Guarantor shall cause the Company to indemnify, defend, and hold harmless each of the current officers of the Company and any Subsidiary and each of the current directors of the Company and any Subsidiary that are not Affiliates of any Principal Stockholder against all liabilities, expenses (including reasonable attorneys' fees), and amounts paid or to be paid in settlement in connection with any threatened, pending or contemplated action or proceeding to which any such officer or director was or is a party or witness, or is threatened to be made a party or a witness, by reason of the fact that, prior to the Closing Date, such person was a director or officer of the Company or a Subsidiary. Notwithstanding any other provision of this Agreement, no person shall be entitled to indemnification under this Section 8.5(b): (i) if the claim, obligation, or liability with respect to which indemnity is sought shall have been determined by a court of competent jurisdiction to have arisen out of or been based upon conduct by such person that is fraudulent, dishonest, or constitutes gross negligence or breach of such person's fiduciary obligations to the Company; (ii) in respect of any action or proceeding brought or commenced by such person, other than mandatory counterclaims and affirmative defenses; (iii) in respect of any action brought to enforce rights or obligations under this Agreement or any Transaction Document; or (iv) if a court of competent jurisdiction shall determine, by a final judgment or decree, that such indemnity is prohibited under applicable Law.


        SECTION 9. ADDITIONAL COVENANTS OF BUYER, THE COMPANY AND SELLERS

     9.1 Further Assurances. Subject to the terms and conditions of this Agreement and the other Transaction Documents, Buyer and Guarantor shall each use its best efforts, and each other party hereto shall use its commercially reasonable efforts, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate the transactions contemplated by the Transaction Documents (including Buyer and Guarantor using their respective best efforts and each other party hereto using his, her or its commercially reasonable efforts) to cause the Closing to occur on or prior to June 15, 2005) and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under any of the Transaction Documents, to effectuate the purposes of the Transaction Documents and to provide for the orderly and efficient transition of the ownership of the Company to Buyer. For purposes of this Section 9.1, the term "commercially reasonable efforts" shall not include any obligation of any party to expend money (other than filing fees, amounts contemplated by the Transaction Documents and other nominal amounts), commence or participate in any material claim, action, proceeding or litigation or grant any material accommodation (financial or otherwise) to any Person.

     9.2 Certain Filings and Consents. Each party to this Agreement shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Body is required, or whether any Consents are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by the Transaction Documents, and (ii) subject to the terms and conditions of this Agreement and the other Transaction Documents, in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such Consents. Until the Closing, the Sellers and the Company shall, and the Company shall cause its Subsidiaries to, use their commercially reasonable efforts to obtain, upon the request of Buyer, any such Consents; provided, however, that such cooperation shall not include any requirement of the Company, any Subsidiary or any Seller at any time to expend money (other than filing fees and other nominal amounts), commence or participate in any material claim, action, proceeding or litigation or offer or grant any material accommodation (financial or otherwise) to any third Person. Notwithstanding the foregoing, however, Buyer acknowledges that certain Consents with respect to the transactions contemplated by this Agreement and the other Transaction Documents may be required from parties to certain agreements or Governmental Authorizations identified on the Disclosure Schedule hereto and that such Consents have not been and/or will not be obtained prior to the Closing. Buyer agrees that no Seller or the Company shall have any liability whatsoever to Buyer or Guarantor arising out of or relating to the failure of the Company to obtain any such Consents that may be required in connection with the transactions contemplated by the Transaction Documents or because of the termination of any agreement or Governmental Authorizations as a result of the failure to obtain a Consent thereunder. Buyer and Guarantor further agree that no representation, warranty or covenant of Sellers or the Company contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (i) the failure to obtain any Consent or Government Authorization, (ii) any such termination or (iii) any claim, action or proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Consent or any such termination. Notwithstanding the foregoing, the parties hereto agree that this Section 9.2 shall not relate to filings to be made and Consents to be received under the HSR Act, which are addressed solely in Section 9.4.

     9.3 Public Announcements. Each party hereto agrees that no public release or announcement concerning the transactions contemplated by this Agreement and the other Transaction Documents shall be issued by any such party without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), except (a) press releases by Guarantor, the Principal Stockholders and the Company regarding the execution of this Agreement, (b) an announcement to employees of the Company and the Subsidiaries regarding the execution of this Agreement, (c) a public release by Guarantor, the Principal Stockholders or the Company regarding the Closing and (d) any other release that may be required by applicable Laws or the rules or regulations of Nasdaq (including on Form 8-K of the Securities and Exchange Commission), provided however, in the case of each of (a)-(d) above, the party required to make the release or announcement shall, to the extent practicable, allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. Any communication by the Principal Stockholders solely to their respective partners shall not be considered a "public release or announcement" for purposes of this Section 9.3. Notwithstanding the foregoing, no provision of this Agreement shall relieve Buyer or any of its Representatives or Affiliates from any of their obligations under Section 8.1 or any Seller or any of his, her or its Representatives or Affiliates (limited in the case of the Principal Stockholders to the Controlled Portfolio Companies and JPM General Partners) from any of their obligations under Section 6.8.

     9.4 HSR Filings. The Principal Stockholders and Buyer shall promptly provide any supplemental information required or requested by the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") in connection with the notification and report form filed with the FTC and the DOJ by Buyer and the Principal Stockholders on May 12, 2005 pursuant to the HSR Act. Each of Buyer and the Sellers shall furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any supplemental information which is necessary or desirable under the HSR Act. The Sellers' Representative and Buyer shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of the Principal Stockholders and Buyer shall request early termination under the HSR Act within two Business Days after the public announcement of the execution and delivery of this Agreement. Buyer shall use its best efforts, and each of the Principal Stockholders shall use their commercially reasonable efforts, to obtain expiration or termination of the applicable waiting period under the HSR Act with respect to the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Buyer will use its best efforts, and the Principal Stockholders will use their commercially reasonable efforts, to take, or cause to be taken, all other actions and to do, or cause to be done, all other things which are, in each case, necessary or desirable under all applicable Laws to consummate the transactions contemplated hereby. For purposes of this Section 9.4, the term "commercially reasonable efforts" shall not include any obligation of the Company or any Subsidiary prior to the Closing, or any Seller at any time, to expend money


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

(other than nominal amounts and filing fees), sell, dispose or otherwise transfer any assets, commence or participate in any claim, action, proceeding or litigation, or grant any material accommodation (financial or otherwise) to any Person.

     9.5 Release. (a) Except as provided herein, from and after the Closing, (i) the Company irrevocably releases, and the Company will cause each Subsidiary to release, the Sellers' Representative and each Principal Stockholder, (ii) each Principal Stockholder irrevocably releases the Company and each Subsidiary and
(iii) each Seller irrevocably releases each other Seller (other than with respect to such rights and obligations as are set forth in the Contribution Agreement signed on the date hereof by each of the Sellers, the General Escrow Agreement, the Tax Escrow Agreement and the Temple Inland Escrow Agreement), including, in each case, their respective officers, directors, equityholders, partners, Affiliates, and Representatives (collectively, the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, liabilities, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands (each, a "Released Claim"), and agree not to bring or threaten to bring or otherwise join in any Released Claim against a Released Party, relating to, arising out of or in connection with any facts or circumstances relating to (x) the Sellers in relation to their investment in the Company, or (y) the Company or any of its Subsidiaries which existed on or prior to the Closing Date. From and after the Closing, Sellers shall have no rights, hereunder or otherwise, to indemnification or contribution from the Company or any Subsidiary with respect to any matters occurring prior to Closing, including any inaccuracy in or breach of any representation or warranty of the Company made in or pursuant to this Agreement or any Transaction Document, or any breach or nonfulfillment of any pre-Closing covenant or pre-Closing obligation of the Company contained in this Agreement or any Transaction Document, and Sellers hereby irrevocably release the Company and each Subsidiary from any liability for any such claim. Notwithstanding the foregoing, the terms of this Section 9.5 shall in no way alter, affect or amend
(i) the rights or claims of any Seller against any Person under this Agreement or any other Transaction Document (including rights to indemnification pursuant to Section 14), (ii) the rights of the Principal Stockholders to be reimbursed for the Reimbursement Expenses (to the extent provided herein), the obligations of the parties hereto to comply with their respective agreements, covenants and other obligations under this Agreement and the other Transaction Documents or the obligation of the Company to repay the J.P. Morgan Notes in full at Closing,
(iii) the rights of any Seller under any contract or other agreement entered into after the date hereof in accordance with the terms hereof or pursuant to any employee arrangement to which such Seller is subject or a party or in relation to any Seller's status as an employee of the Company or a Subsidiary,
(iv) the rights of any Controlled Portfolio Company under any agreement, contract or understanding, whether entered into prior to the date hereof, on or after the date hereof and prior to Closing in accordance with the terms hereof or after the Closing.

     (b) Each Seller hereby waives all rights to receive any notice required to be delivered pursuant to the Stockholders' Agreement, the Crosstown Traders, Inc. 2002 Stock Option Plan or any other agreement to which such Seller is a party in connection with the execution and delivery of any Transaction Document and the transactions contemplated by any Transaction Document.

     (c) Each Seller hereby acknowledges and agrees that, effective upon the Closing, the Registration Rights Agreement, the Stockholders' Agreement, the Consulting Agreement, the Management Agreement and each other agreement set forth in Section 9.5(c) to the Disclosure Schedule to which such Seller is a party shall be terminated and be of no further force and effect, and each such Seller further acknowledges and agrees that such Seller is not entitled to any payment from the Company or any other Person in connection with such termination. Notwithstanding the foregoing, the terms of this Section 9.5(c) shall not affect any other rights of the Sellers to receive their respective portions of the Aggregate Cash Proceeds, the Specified Employees Bonus Amount or the Accrued Dividend Amount at Closing or any other rights of the Sellers pursuant to the terms of the Transaction Documents.

     (d) Each Seller that is selling Options to Buyer pursuant to the terms of this Agreement hereby acknowledges and agrees that the payment received by such Seller hereunder shall be deemed to be full payment for the cancellation of any vested and unvested options awarded to such Seller under the Crosstown Traders, Inc. 2002 Stock Option Plan, and each such Seller hereby acknowledges and agrees that such Seller is not, and shall not be, entitled to any further payment or consideration with respect to any vested and unvested options granted to such Seller pursuant to the Crosstown Traders, Inc. 2002 Stock Option Plan except as expressly set forth in this Agreement.

                             SECTION 10. TAX MATTERS

     10.1 Tax Representations of the Company. The Company hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date that, except as set forth in Section 10.1 of the Disclosure Schedule attached hereto:

     (a) All Tax Returns, or extensions relating thereto, required to be filed by or with respect to the Company and the Subsidiaries have been timely and properly filed, and all such Tax Returns are correct and complete.

     (b) All liabilities for Taxes of the Company and the Subsidiaries (including any Tax liabilities relating to other consolidated group members under Treasury Regulation Section 1.1502-6) with respect to taxable periods ending on or before, and the portion of any interim period up to, the Closing Date have been fully and timely paid (to the extent due and payable) or, in the case of Taxes not yet due, fully provided for on the Balance Sheet or the Interim Balance Sheet or, in the case of Taxes accruing after the date of the Unaudited Financial Statements, on the books and records of the Company in accordance with past practice. There are no Encumbrances relating to Taxes, other than Permitted Encumbrances of the type set forth in clause (i) of the definition thereof, existing or, to the Knowledge of the Company, threatened or pending with respect to any asset of the Company or any Subsidiary.

     (c) Except as described in Section 10.1(c) of the Disclosure Schedule, no issues have been raised in writing with the Company or any Subsidiary (or are currently pending) by the Internal Revenue Service ("IRS") or any other taxing authority in connection with any of the Tax Returns referred to in Section 10.1(a) (including any assertion by a taxing authority that a required Tax Return was not filed), and no waivers of statutes of limitations have been given with respect to any such Tax Returns or with respect to any Taxes.

     (d) Section 10.1(d) of the Disclosure Schedule identifies all Tax Returns of or with respect to the Company and the Subsidiaries that are currently under examination by the IRS or by other taxing authorities. There are no unpaid deficiencies asserted or assessments made by any taxing authority against the Company or any Subsidiary.

     (e) Section 10.1(e) of the Disclosure Schedule lists all elections made by the Company or by the Subsidiaries for federal or state income or franchise Tax purposes that are currently applicable. Neither the Company nor any Subsidiary
(i) has agreed to or is currently required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method, (ii) has made any transfer of any intangible property with respect to which Code Section 367(d) or 482 will require the recognition of additional income after the Closing Date or
(iii) owns stock in a "passive foreign investment company" within the meaning of Code Section 1296(a). The books and records of the Company and the Subsidiaries are sufficient to prove the correctness of all Tax Returns for open Tax years and to determine and to prove the adjusted Tax basis for federal income Tax purposes of each asset of the Company and the Subsidiaries.

     (f) Except as set forth in Section 10.1(f) of the Disclosure Schedule, neither the Company nor any Subsidiary (i) is a party to any agreement, with any Person other than the Company and the Subsidiaries, providing for the allocation or sharing of Taxes, or (ii) has been included in any "consolidated," "unitary" or "combined" Tax Return with any such Person since October 30, 2002.

     (g) The representations made by the Company in this Section 10.1 are the only representations and warranties made in this Agreement with respect to Taxes and Tax matters and are made only with respect to Tax periods that end on or prior to the Closing Date and the pre-Closing Date portion of any Tax period that includes the Closing Date and ends after such date. The Sellers and the Company make no representations or warranties regarding (i) any Tax positions taken on or after the Closing Date and (ii) other than with respect to Section 10.1(h), whether the Company or any of its Subsidiaries has incurred any liability to make or possibly make any payments, either alone or in conjunction with other payments that are non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding state, local or foreign income Tax law) or the availability, validity or value of any deductions taken on or after the Closing Date, and shall not be responsible under this Agreement or otherwise for any such matters, any payments made in connection therewith or the consequences thereof.

     (h) No Principal Stockholder has agreed or entered into an understanding with, or otherwise promised (in writing or otherwise), any employee of the Company or its Subsidiaries that such Principal Stockholder will vote to approve (as described in Treas. Reg. Section 1.280G-1, Q/A-7) any amount payable to such employee that would otherwise constitute an "excess parachute payment" (as defined in Section 280G of the Code).

     10.2 Tax Covenants of Sellers and the Company.

     (a) The Sellers shall not be required to indemnify for breach of a representation set forth in Section 10.1 or Taxes referred to in Section 14.2(d) or (e) until the relevant amount becomes due and payable to the relevant taxing authority or the relevant Tax claim by a taxing authority is otherwise resolved. Notwithstanding the foregoing, Sellers may agree to pay any Tax asserted to be owed as a consequence of a breach of such a representation in advance of such date.

     (b) Neither Buyer, the Company nor any Subsidiary shall amend any Tax Return filed on or before the Closing Date, or take a position on a Tax Return after the Closing Date, that is incompatible, in either case, with a position on a Tax Return filed on or before the Closing Date in the sense that the position taken on such later filing would require an amendment to, or otherwise imply the incorrectness of, such earlier filing. Neither Buyer, the Company nor any Subsidiary shall amend any Tax Return filed on or before the Closing Date without the written consent of the Sellers' Representative, except for the purpose of claiming a refund resulting from a carryback from a period ending after the Closing Date.

     (c) Refunds of Taxes of the Company and the Subsidiaries with respect to taxable years ended on or before the Closing Date, including as a refund of an amount paid under the last sentence of Section 10.2(a), aside from any refunds resulting from carrybacks from periods ending after the Closing Date, shall be for Sellers' account and, if received by Buyer, the Company or the Subsidiaries, shall be paid over to the Sellers' Representative within 10 Business Days of receipt thereof.

     (d) The Sellers shall provide to Buyer at Closing (i) a certification of non-foreign status, in accordance with Treas. Reg. Section 1.1445-2(b)(2), with respect to each Seller that is not a foreign person for United States federal income tax purposes and (ii) a certification issued by the Company in accordance with Treas. Reg. Section 1.1445-2(c), that stock in the Company is not a United States real property interest.

                          SECTION 11. EMPLOYEE BENEFITS

     11.1 Comparability of Benefits. For the period commencing on the Closing Date and ending on December 31, 2005, Buyer shall, or shall cause its Affiliates (including the Company or its Subsidiaries), to provide employee benefits to each employee of the Company and its Subsidiaries as of the Closing Date that are no less favorable in the aggregate than the employee benefits such employees were receiving from the Company and/or its Subsidiaries as of the Closing Date.

     11.2 Welfare Plans. To the extent that Buyer causes any of the medical, dental or health plans sponsored or maintained by the Company or its Subsidiaries to be replaced before December 31, 2005, Buyer shall, or shall cause its Affiliates, (i) to waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to those employees of the Company and its Subsidiaries as of the Closing Date and their eligible dependents, other than conditions, exclusions or waiting periods that are already in effect with respect to such employees and their eligible dependents under any group health plan maintained for such employees and their eligible dependents and that have not been satisfied as of the date such plan is replaced, and (ii) if coverage under the Company or Subsidiary welfare plan is ended on a date other than the last day of the plan year, provide each such employee and his or her eligible dependents with credit for any deductibles and co-payments applied or made with respect to each such employee or his or her eligible dependents under an Employee Benefit Plan (to the same extent that such credit was given under such Employee Benefit Plan prior to the date such plan was replaced) in satisfying any applicable deductible or out-of-pocket requirements under any such plans in which such individuals may be eligible to participate after the Closing Date; provided, however, that the foregoing shall not apply to the extent it would result in duplication of benefits.

     11.3 Severance. Until December 31, 2005, Buyer shall, or shall cause its Affiliates (including the Company and its Subsidiaries) to maintain a severance pay plan, practice, program or arrangement for the benefit of those employees of the Company and its Subsidiaries as of the Closing Date that is no less favorable than the program identified in Section 11.3 of the Disclosure Schedule.

     11.4 Service Credit. Buyer shall give those employees of the Company and its Subsidiaries as of the Closing Date full credit for purposes of eligibility and vesting under the Employee Benefit Plans maintained or sponsored by Buyer or any of its Affiliates (including the Company and its Subsidiaries) in which such employees participate after the Closing for services rendered by such employees to the Company or its Subsidiaries prior to the Closing, except to the extent such credit would result in an unintended duplication of benefits.

                         SECTION 12. CLOSING CONDITIONS

     12.1 Conditions to Obligation of Buyer. The obligation of Buyer to purchase the Securities and to take the other actions required to be taken by Buyer at Closing is subject to the satisfaction or waiver by Buyer at the Closing of each of the following conditions:

     (a) Performance. Each Seller (individually or through the Sellers' Representative) shall have (i) executed and delivered to Buyer this Agreement and the other Seller Transaction Documents, (ii) delivered to Buyer certificates representing all of the Shares owned by such Seller, duly endorsed for transfer or with stock powers affixed thereto executed in blank in proper form for transfer, and (iii) delivered to Buyer each other document and agreement and taken such other actions as are required pursuant to Section 2.2.

     (b) Representations and Warranties. The representations and warranties of Sellers and the Company contained in this Agreement and the other Seller Transaction Documents shall have been true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date), and, except for such breaches of representations and warranties which, individually or in the aggregate, would not have and, would not reasonably be expected to have, a Material Adverse Effect, shall be true and correct as of the Closing Date, as if made at and as of such time (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); provided, however, the representations and warranties of the Sellers in Section
3.2 and Section 3.4, and the representations and warranties of the Company in
Section 4.2 and Section 4.4, shall each be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

     (c) Performance of Covenants. The Company, each Principal Stockholder and all other Sellers shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement to be performed or complied with by them before or at the Closing.

     (d) Approvals. The waiting period under the HSR Act shall have expired or been terminated. All other Governmental Authorizations necessary for the consummation of the transactions contemplated hereby or under any other Transaction Document shall have been obtained or received and all other filings with any Governmental Body necessary for the consummation of the transactions contemplated hereby or under any other Transaction Document shall have been made.

     (e) Legal Matters. No temporary, preliminary, permanent or final order, injunction or judgment of a court of competent jurisdiction or other Governmental Body shall have been issued or rendered that would prevent or render unlawful the consummation of the transactions contemplated by this Agreement or any other Transaction Document. There shall be no pending suit, action, proceeding (including arbitration) or investigation brought or threatened by any Person (other than Buyer or an Affiliate of Buyer), wherein an unfavorable judgment in connection therewith would prevent or render unlawful the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

     (f) Payoff Letters. All amounts outstanding under the Senior Credit Facility, the Subordinated Credit Facility and the J.P. Morgan Notes shall have been repaid in full by the Company, and Buyer shall have received an executed copy of each Payoff Letter. Buyer shall have received a release of liens, in form and substance reasonably satisfactory to Buyer, from each holder of indebtedness specified in the Payoff Letters, evidencing receipt by such holder of indebtedness of payment from the Company pursuant to Section 2.2(b)(iii).



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

     (g) Resignation of Directors. Buyer shall have received resignations from all of the directors of the Company and each Subsidiary.

     (h) Intentionally Omitted.

     (i) Opinion of Counsel. Buyer shall have received the opinions of O'Melveny & Myers LLP, counsel for the Principal Stockholders organized in Delaware, in substantially the form attached hereto as Exhibit IV, Gina Abbott, General Counsel to the Company, in substantially the form attached hereto as Exhibit V and Walkers, counsel for the Principal Stockholders organized in the Cayman Islands, in substantially the forms attached hereto as Exhibit VI and Exhibit VII, in each case, dated as of the Closing.

     (j) Tax Certifications. Buyer shall have received each certification described in Section 10.2(d).

     12.2 Conditions to Obligation of Sellers. The obligation of each Seller to sell the Securities and to take the other actions required to be taken by such Seller (or by the Sellers' Representative on behalf of the Sellers) at Closing is subject to the satisfaction or waiver by the Sellers' Representative at the Closing of each of the following conditions:

     (a) Performance. Each of Buyer and Guarantor shall have (i) executed and delivered to the Sellers' Representative this Agreement and the other Buyer Transaction Documents, (ii) made the payments required to have been made by Buyer pursuant to Section 2.2 and (iii) delivered to the Sellers' Representative the other documents and agreements and taken such other actions as are required in Section 2.2.

     (b) Representations and Warranties. The representations and warranties of Buyer and Guarantor contained in this Agreement and in the other Buyer Transaction Documents shall have been true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date) and, except for such breaches of representations and warranties which, individually or in the aggregate, would not have and, would not reasonably be expected to have, a Buyer Material Adverse Effect, shall be true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); provided, however, the representations and warranties of Buyer and Guarantor in Section 5.2, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

     (c) Performance of Covenants. Buyer and Guarantor shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement and each other Buyer Transaction Document to be performed or complied with by them before or at the Closing.

     (d) Approvals. The waiting period under the HSR Act shall have expired or been terminated. All other Governmental Authorizations necessary for the



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

consummation of the transactions contemplated hereby or under any other Transaction Document shall have been obtained or received and all other filings with any Governmental Body necessary for the consummation of the transactions contemplated hereby or under any other Transaction Document shall have been made.

     (e) Legal Matters. No temporary, preliminary, permanent or final order, injunction or judgment of a court of competent jurisdiction or other Governmental Body shall have been issued or rendered that would prevent or render unlawful the consummation of the transactions contemplated by this Agreement or any other Transaction Document. There shall be no pending suit, action, proceeding (including arbitration) or investigation brought or threatened by any Person (other than by the Company, any Seller or any Related Controlling Party or Related Party), wherein an unfavorable judgment in connection therewith would prevent or render unlawful the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

     (f) Opinion of Counsel. Sellers shall have received an opinion of Drinker Biddle & Reath LLP, counsel for Buyer and Guarantor, dated as of the Closing, in substantially the form attached as Exhibit VIII hereto, dated as of the closing.

     12.3 Frustration of Closing Conditions. None of the parties hereto may rely on the failure of any condition set forth in this Section 12 to be satisfied if such failure was caused by Buyer or Guarantor's failure to act in good faith or to use its best efforts to cause the Closing to occur or the Company or any Seller's failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, in each case as required hereunder.

                     SECTION 13. TERMINATION AND ABANDONMENT

     13.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time before the Closing:

     (a) by Buyer or the Sellers' Representative, if the Closing has not occurred by June 30, 2005; provided, however, that (i) in the event the Disclosure Schedule is updated pursuant to Section 6.11 at any time on or after June 16, 2005 and prior to June 30, 2005, such date shall automatically be extended to the date that is 15 days following the date on which such update was delivered to Buyer and (ii) neither Buyer nor Sellers' Representative may terminate this Agreement pursuant to this clause if the Closing shall not have been consummated by June 30, 2005 (or such later date as may be established pursuant to clause (i)) by reason of the failure of such party (including for purposes of this Section 13.1(a), in the case of Buyer, Guarantor, and in the case of Sellers' Representative, the Company and each Seller) to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement;

     (b) by the mutual consent of Buyer and the Sellers' Representative;

     (c) by Buyer, upon a breach of any pre-Closing covenant or agreement on the part of the Sellers or the Company set forth in this Agreement, or if any representation or warranty of the Sellers or the Company herein shall be or become untrue in any case such that the conditions set forth in Section 12.1 would not be satisfied (any such breach or occurrence, a "Terminating Seller Breach"); provided, however, that, if such Terminating Seller Breach is curable by the Sellers or the Company through the exercise of their commercially reasonable efforts, and the Sellers or the Company, as applicable, continue to exercise such commercially reasonable efforts, Buyer shall not be permitted to terminate this Agreement under this Section 13.1(c);

     (d) by Sellers' Representative, upon a breach of any covenant or agreement on the part of Buyer or Guarantor set forth in this Agreement, or if any representation or warranty of Buyer or Guarantor herein shall be or become untrue in any case such that the conditions set forth in Section 12.2 would not be satisfied (any such breach or occurrence, a "Terminating Buyer Breach"); provided, however, that, if such Terminating Buyer Breach is curable by Buyer or Guarantor through the exercise of their best efforts, and Buyer or Guarantor, as applicable, continue to exercise such best efforts, the Sellers' Representative shall not be permitted to terminate this Agreement under this Section 13.1(d); or

     (e) by either Buyer or Sellers' Representative, if any court of competent jurisdiction or other Governmental Body shall issue any final non-appealable judgment, order or decree or take such other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated hereby or under any other Transaction Document.

     13.2 Procedure for Termination. A party terminating this Agreement pursuant to Section 13.1 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party. If this Agreement is terminated as permitted by this Section 13, such termination shall be without liability of any party (or any of its Affiliates, Representatives or Representatives of its Affiliates) to any other party to this Agreement; provided, however, that if such termination is by Buyer pursuant to Section 13.1(a) or (c) as a result of a material breach by the Company or any Seller of any representation, warranty or covenant contained in this Agreement, or if such termination is by Sellers' Representative pursuant to Section 13.1(a) or (d) as a result of a material breach by Buyer or Guarantor of any representation, warranty or covenant contained in this Agreement, nothing herein shall affect the non-breaching party's right to (i) Damages on account of such other party's breach or (ii) to compel specific performance of the other parties hereto of their obligations under this Agreement. Except to the extent appropriate in connection with enforcing or preserving any rights or obligations it may have arising out of such termination, in the event that this Agreement and the transactions contemplated hereby are terminated pursuant to Section 13.1, this Agreement shall terminate, each party hereto shall return or destroy all documents and other materials received from the other parties hereto relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and all confidential information received by each party hereto with respect to any other party hereto shall be treated in accordance with the terms of Section 8.1 (confidentiality); provided, however, that the provisions set forth in Section 8.1


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

(confidentiality), Section 8.4 (Non-Solicitation), Section 9.3 (public announcements), Section 15 (Sellers' Representative), Section 16 (Miscellaneous) and this Section 13.2 shall survive any such termination.

                           SECTION 14. INDEMNIFICATION

     14.1 Indemnification with respect to Sellers. Subject to the terms and conditions of this Section 14, each Seller shall indemnify and hold Buyer and its Affiliates (including, after the Closing, the Company) and each of their respective officers, directors and shareholders (other than any shareholders of Guarantor) (each such Person, a "Buyer Indemnified Party") harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including reasonable attorneys fees and disbursements ("Damages"), which such Buyer Indemnified Party has suffered, incurred or become subject to arising out of, based upon or otherwise in respect of (i) any breach of any representation or warranty of such Seller made in Section 3 and (ii) any breach of any covenant or obligation of such Seller contained in this Agreement.

     14.2 Indemnification with respect to the Company. Subject to the terms and conditions of this Section 14, each Seller hereby severally (on a pro rata basis based on such Seller's Ownership Percentage), and not jointly and severally, shall indemnify and hold each Buyer Indemnified Party harmless against and in respect of any and all Damages which such Buyer Indemnified Party has suffered, incurred or become subject to arising out of, based upon or otherwise in respect of:

     (a) any breach of any representation or warranty of the Company made in
Section 4 or Section 10;

     (b) any breach of any covenant or obligation of the Company contained in this Agreement that is to be performed prior to the Closing;

     (c) any amounts owed by the Company or any Subsidiary to Temple Inland or otherwise related to or arising out of the Temple Inland Agreement;

     (d) a final determination by the IRS that is upheld by a final, non-appealable judgment of a court of competent jurisdiction or for which the time to appeal has expired or a settlement with the IRS in accordance with
Section 10.2(a) of a disallowance by the IRS of all or any part of the $22,876,964 net operating loss deduction claimed by the Company and the Subsidiaries on their consolidated federal income tax return (Form 1120) for the taxable year ended February 1, 2003;

     (e) any Taxes payable in respect of a matter listed in Sections 10.1 of the Disclosure Schedule, other than Taxes for which the Company or any Subsidiary is entitled to indemnification by Federated Department Stores, Inc. and Taxes to the extent specific reserves therefor have been established on the Balance Sheet by the Company;

     (f) the release of ammonia at 206 East Depot Street, Marshfield, Wisconsin that occurred on or about March 21, 2005; and



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

     (g) any fees of any broker or finder employed by the Company, the Sellers, or any of their respective Affiliates in connection with the transactions contemplated hereby.

Notwithstanding anything to the contrary in this Section 14.2, the Sellers shall not be required to indemnify with respect to Tax liabilities for which Federated Department Stores, Inc. is fully responsible.

     14.3 Indemnification by Buyer. Except as otherwise set forth in this Agreement, Buyer shall, and after the Closing, the Company shall, indemnify and hold Sellers, their Affiliates, and their respective officers, directors, members, partners and equityholders (each such Person, a "Seller Indemnified Party") harmless against and in respect of any and all Damages which such Seller Indemnified Party has suffered, incurred or become subject to arising out of, based upon or otherwise in respect of:

     (a) any breach of any representation or warranty of Buyer or Guarantor made in Section 5;

     (b) any breach of any covenant or obligation of Buyer or Guarantor contained in this Agreement;

     (c) any breach of any covenant or obligation of the Company contained in this Agreement that is to be performed after the Closing;

     (d) from and after the Closing, the operations of the business of the Company and its Subsidiaries, except to the extent the foregoing gives rise to an indemnifiable claim pursuant to Section 14.1 or Section 14.2;

     (e) any fees of any broker or finder employed by Buyer, Guarantor or any of their respective Affiliates in connection with the transactions contemplated hereby; and

     (f) any liabilities incurred in respect of the WARN Act or similar statutes as a consequence of the transactions contemplated hereby; provided, however, Buyer shall have no obligation to indemnify any Seller Indemnified Party pursuant to this Section 14.3(f) if the Company's representations in Section 4.18(c)(ii) or (iii) are untrue at Closing.

     14.4 Inter-Party Claims. In order for a Buyer Indemnified Party or a Seller Indemnified Party (each, an "Indemnified Party") to be entitled to any indemnification pursuant to this Section 14, the Indemnified Party shall, within 20 days after receiving actual notice of the facts or circumstances forming the basis of such claim, notify the other party or parties from whom such indemnification is sought (the "Indemnifying Party") in writing specifying in reasonable detail the basis of such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any fees and expenses incurred during the period in which the Indemnified Party failed to give such notice in accordance with this


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

Section 14.4). The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any Representative of the Indemnified Party related thereto.

     14.5 Third Party Claims.

     (a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person (other than an Indemnifying Party) against the Indemnified Party, other than a claim pursuant to Section 14.2(c), (d) or (e) (a "Third Party Claim"), such Indemnified Party shall, within 20 days after receiving actual notice of the facts or circumstances forming the basis of such claim, notify the Indemnifying Party in writing of the Third Party Claim (which notice shall specify in reasonable detail the events giving rise to such Third Party Claim); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any fees and expenses incurred during the period in which the Indemnified Party failed to give such notice in accordance with this Section 14.5). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     (b) Except in the case of a Tax Contest (which is covered, instead, by Section 14.5(d)), or a Temple Inland Matter (which is covered, instead, by
Section 14.5(e)), the Indemnifying Party may assume the defense of any Third Party Claim with counsel selected by the Indemnifying Party (provided such counsel is reasonably acceptable to the Indemnified Party and which shall be deemed acceptable if the Indemnified Party does not otherwise notify the Indemnifying Party within 20 days after having been notified of the identity thereof) by providing notice to the Indemnified Party within 20 days after receiving written notice from the Indemnified Party pursuant to Section 14.5(a). If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood and agreed that the Indemnifying Party shall control such defense, and the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party fails to assume the defense of a Third Party Claim by providing notice pursuant to this Section 14.5(b), the Indemnifying Party shall be liable for the fees and expenses of one outside counsel (and not any fees and expenses allocated to any internal counsel) employed by the Indemnified Party (which outside counsel shall be reasonably acceptable to the Indemnifying Party and shall be deemed acceptable if the Indemnifying Party does not otherwise notify the Indemnified Party within 20 days after having been notified of the identity thereof) for any period during which the Indemnifying Party has not assumed the defense thereof (other than any period in which the Indemnified Party shall have failed to provide notice of such Third

Party Claim as required above). If the Indemnifying Party elects to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees and Representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Provided that the Indemnifying Party acknowledges that it is obligated to indemnify the Indemnifying Party with respect to a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, which shall release the Indemnified Party and all of its Affiliates completely in connection with such Third Party Claim and which does not impose any continuing material obligations or restrictions on any Indemnified Party.

     (c) The Sellers' Representative shall act on behalf of the Sellers for the purposes of this Section 14.5 for any Third Party Claim or other claim which is the subject of indemnification hereunder.

     (d) Notwithstanding the foregoing, in the event Buyer or the Company receives any written claim or notification which involves the assertion of any claim, or the commencement of any audit, suit, action or proceeding relating to a matter that is the subject of the (i) representations or covenants set forth in Section 10 or (ii) indemnification set forth in Section 14.2(d) or (e) (in either case, a "Tax Contest"), Buyer shall, within 10 days of receiving notice of such claim, notify Sellers' Representative in writing of such Tax Contest and shall give Sellers' Representative such information with respect to the Tax Contest as Sellers' Representative may reasonably request. Buyer and the Sellers' Representative agree that (x) the Sellers' Representative shall, at its own expense, continue to participate in and control the Tax Contest for which the Sellers are providing indemnification pursuant to Section 14.2(d), and (y) the Sellers' Representative, at its own expense, may participate in and, upon notice to Buyer or the Company that Sellers agree to be liable for, without any contribution from Buyer or the Company, all amounts owed as a result of any other Tax Contest, assume control over the defense of any matter at issue in such other Tax Contest. In connection with any Tax Contest with respect to which the Sellers' Representative currently controls or elects to assume control, the Sellers' Representative shall, except with respect to items indirectly affecting Taxes of the Company and the Subsidiaries for which Sellers have not agreed to be liable and subject to Buyer's right to consent contained in the eighth sentence of this Section 14.5(d), have the exclusive power to contest, settle, prosecute, defend and make decisions and elections in respect of such Tax Contest, and determine the manner in which the prosecution or defense is conducted, the contest or settlement occurs, or the decisions or elections are made, in each case without the participation of Buyer or the Company. At no time shall Buyer or the Company settle or otherwise compromise, prosecute or defend without the prior written consent of the Sellers' Representative, any Tax Contest of


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

which Sellers' Representative assumes or continues control in accordance with this Section 14.5(d) and any settlement or compromise made by Buyer or the Company with respect to such Tax Contest shall not be effective and shall be null and void with respect to the Sellers. Sellers' Representative may discharge, at any time, Sellers' indemnity obligations with respect to a Tax Contest by paying Buyer or the Company the amount of the applicable Damages, calculated as of the date of such payment. Each of the parties hereto and their respective Representatives shall cooperate with each other party hereto and their respective Representatives, as reasonably requested thereby, in the prosecution, defense, settlement or contest of any Tax Contest. Buyer and the Company agree to promptly provide the Sellers' Representative with all notices and other correspondence and information received by Buyer or the Company with respect to any Tax Contest. Buyer and the Company hereby grant any Tax practitioner retained by the Sellers' Representative, in connection with any Tax Contest of which Sellers' Representative assumes or continues control in accordance with this Section 14.5(d), with power of attorney to act on behalf of Buyer and the Company in respect of such Tax Contest; provided, however, that the terms of any settlement or agreement, to the extent such settlement or agreement provides that Buyer or the Company take or refrain from taking any actions or make any payments for which Buyer is not fully indemnified pursuant to Section 14.2, shall be on terms and conditions reasonably acceptable to Buyer and, if applicable, the Company. Buyer hereby agrees to provide, or cause the Company to provide, to the Sellers' Representative a separate power of attorney granting the Sellers' Representative the power to control a particular Tax Contest in the manner set forth in this Agreement in form and substance reasonably satisfactory to Buyer and the Sellers' Representative.

     (e) In the event Buyer or the Company receives any written claim or notification which involves the assertion of any claim, or the commencement of any suit, action or proceeding relating to the matter that is the subject of the indemnification set forth in Section 14.2(c) (a "Temple Inland Matter"), Buyer shall, within 10 days of receiving notice of such claim, notify Sellers' Representative in writing of such Temple Inland Matter and shall provide the Sellers' Representative with such information with respect to such Temple Inland Matter as Sellers' Representative may reasonably request. Buyer and the Sellers' Representative agree that the Sellers' Representative shall, at its own expense, exclusively control any Temple Inland Matter. Sellers' Representative shall have, subject to Buyer's right to consent contained in the seventh sentence of this Section 14.5(e), the exclusive power to contest, settle, prosecute, defend, and make all decisions and elections in respect of any Temple Inland Matter and determine the manner in which the prosecution or defense is conducted, the contest or settlement occurs, or the decisions or election are made, in each case without the participation of Buyer or the Company. At no time shall Buyer or the Company settle or otherwise compromise, prosecute or defend, without the prior written consent of the Sellers' Representative, any Temple Inland Matter, and any settlement or compromise made by Buyer or the Company with respect to such Temple Inland Matter shall not be effective and shall be null and void with respect to the Sellers. Each of the parties hereto and their respective Representatives shall cooperate with the Sellers' Representative and its Representatives, as reasonably requested thereby, in the prosecution, defense, settlement or contest of any Temple Inland Matter. Buyer and the Company agree to promptly provide the Sellers' Representative with all notices and other correspondence and information received by

Buyer or the Company with respect to any Temple Inland Matter. Buyer and the Company hereby grant the Sellers' Representative with full power of attorney to act on behalf of Buyer and the Company in respect of such Temple Inland Matter; provided, however, that the terms of any such settlement or agreement, to the extent such settlement or agreement provides that Buyer, the Company or any Subsidiary take or refrain from taking any actions or make any payments for which Buyer is not fully indemnified pursuant to Section 14.2 shall be on terms and conditions reasonably acceptable to Buyer. Buyer hereby agrees to provide, or cause the Company to provide, to the Sellers' Representative a separate power of attorney granting the Sellers' Representative the power to control a particular Temple Inland Matter in the manner set forth in this Agreement in form and substance reasonably satisfactory to Buyer and the Sellers' Representative.

     14.6 Limitations and Requirements.

     From and after the Closing:

     (a) Sellers shall have no obligation to indemnify the Buyer Indemnified Parties against Damages (i) pursuant to Section 14.1(i) or 14.2(a) arising out of or based upon any breach of any representation or warranty made in or pursuant to this Agreement (A) unless the Damages related to any such breach (including multiple conditions or events that arise out of or are based upon such breach) are greater than $10,000 (the "Individual Threshold") and (B) unless and until the aggregate of all such Damages (other than Damages that fail to exceed the Individual Threshold) suffered or incurred by all such Buyer Indemnified Parties exceeds $1,000,000, in which event, the Buyer Indemnified Parties shall be entitled to indemnification in the full amount of such excess; provided, however, that the above limitations shall not be applicable to any claim for Damages based upon a breach of any representation or warranty made in Sections 3.2, 3.4, 4.2, 4.4, or 10.1 hereof.

     (b) In the absence of fraud, Sellers shall not be obligated to indemnify the Buyer Indemnified Parties against Damages pursuant to:

          (i) Section 14.1(i) or Section 14.2(a), (e) or (f) to the extent that payments thereof by or on behalf of Sellers to the Buyer Indemnified Parties pursuant to the terms of this Agreement exceed the General Escrow Amount; provided, however, that the limitations set forth in this Section 14.6(b)(i) shall not apply to any breach of any representation or warranty made in Sections 3.2, 3.4, 4.2, or 4.4 hereof, the limitations with respect to which are set forth in clause (ii) of this Section 14.6(b);

          (ii) Section 14.1(i) or 14.2(a) if such claim is based on a breach of any representation or warranty made in Sections 3.2, 3.4, 4.2, or 4.4, or pursuant to Section 14.1(ii), or Sections 14.2(b) or (g), in each case to the extent that payments thereof by or on behalf of Sellers to the Buyer Indemnified Parties pursuant to the terms of this Agreement exceed the Purchase Price;

          (iii) Section 14.2(d), to the extent that payments thereof by or on behalf of Sellers to the Buyer Indemnified Parties pursuant to the terms of this Agreement exceed the Tax Escrow Amount; and

          (iv) Section 14.2(c), to the extent that payments thereof by or on behalf of Sellers to the Buyer Indemnified Parties pursuant to the terms of this Agreement exceed the T-I Escrow Amount;

     provided, however, that the aggregate of all amounts paid to the Buyer Indemnified Parties pursuant to claims made under Section 14.1 and Section
     14.2 shall not exceed the Purchase Price.

     (c) Except as may otherwise expressly be provided in this Agreement or any Transaction Document, no claim for indemnification pursuant to this Section 14 may or shall be made unless such claim arises and written notice pursuant to
Section 14.4 or Section 14.5, as applicable, is delivered to the Indemnifying Party in accordance with Section 14.8.

     (d) Notwithstanding anything herein to the contrary, except as set forth in
Section 14.1, no Seller shall in any way be liable for any amount in excess of such Seller's Ownership Percentage of any Damages and the aggregate liability of any Seller under this Section 14 for any Damages, as further limited under this
Section 14.6(d), shall in no event exceed the aggregate amount of the portion of the Aggregate Cash Proceeds, the Specified Employees Bonus Amount and the Accrued Dividend Amount paid to the Sellers' Representative, the Escrow Agent and the Reserve Account on behalf of such Seller pursuant to this Agreement. Notwithstanding anything in this Agreement to the contrary, no Seller shall be liable or responsible, directly or indirectly, for any Damages for any breach of any representation, warranty or covenant made by any other Seller. Notwithstanding anything contained in this Agreement to the contrary, no Buyer Indemnified Party shall have any right to indemnification under Section 14.2(a) with respect to any Damages to the extent specifically accrued for in the Balance Sheet or the Interim Balance Sheet; provided however, that this limitation shall not apply to any claim for indemnification pursuant to Section 14.2(b)-(g).

     (e) The Sellers and Buyer acknowledge, on their behalf and, in the case of Buyer, on behalf of the other Buyer Indemnified Parties that, after the Closing, their sole and exclusive remedy with respect to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this
Section 14 (other than claims and causes of action based on fraud); provided that this shall not affect the right of any party to seek or obtain specific performance or other equitable remedies.

     (f) Upon payment in full of any Inter-Party Claim pursuant to Section 14.4 or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any Person (other than the Buyer Indemnified Parties) with respect to the subject matter of such Indemnification Claim or Third Party Claim; provided,


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

however, that such Person is not then or projected to be a customer or supplier of the Company or any of its Subsidiaries. The Indemnified Parties shall assign or otherwise reasonably cooperate with the Indemnifying Parties to pursue any claims against, or otherwise recover amounts from, any Person liable or responsible for any Damages for which indemnification has been received pursuant to this Agreement.

     14.7 Calculation and Mitigation of Damages.

     (a) The amount of any Damages for which indemnification is provided under this Section 14 shall be net of any amounts actually recovered by such Indemnified Party under insurance policies or other collateral sources with respect to such Damages. In the event any amounts recovered or recoverable under insurance policies or other collateral sources are not received before any claim for indemnification is paid pursuant to this Section 14, then the Buyer Indemnified Parties shall use reasonable commercial efforts to pursue such insurance policies or collateral sources, and in the event the Buyer Indemnified Parties receive any recovery, the amount of such recovery shall be applied first, to reimburse the Buyer Indemnified Parties for their out-of-pocket expenses (including reasonable attorney's fees and expenses) expended in pursuing such recovery, second, to refund any payments made by the Sellers which would not have been so paid had such recovery been obtained prior to such payment, and third, any excess to the Buyer Indemnified Parties.

     (b) Notwithstanding any provision of this Agreement to the contrary, "Damages" shall not include any consequential, incidental or indirect damages, special or punitive damages, including loss of revenue, profits or income, except to the extent paid to a third party. In valuing a "Damage," no adjustment shall be made as a result of any multiplier of the Company's or any other Person's earnings before interest, Tax, depreciation or amortization (or any similar valuation metric), or any other premium over fair market, book or historical value which may have been paid by Buyer for the securities whether or not such multiple, increase factor or other premium had been used by Buyer at the time of, or in connection with, calculating or preparing its bid, its proposed purchase price or its final purchase price for the Company and its Subsidiaries. For purposes of clarification, the amount of actual Damages to which an Indemnified Party may be entitled to recover pursuant to this Section 14 in respect of a breach by an Indemnifying Party, as determined by a court of competent jurisdiction, of a representation or warranty that is qualified by materiality, shall not be reduced solely due to the fact that such representation or warranty was so qualified; provided, however, that neither the terms of this sentence nor any other provision hereunder shall have the effect of changing, amending or modifying any representation or warranty contained in this Agreement (or any other term or provision contained in this Agreement) for any purpose hereunder, including but not limited to whether any breach of any such representation or warranty qualified by materiality hereunder is subject to the limitations or thresholds set forth in this Section 14; and provided further, however, that the parties hereto acknowledge and agree that any representation or warranty hereunder that is qualified by materiality shall remain so qualified by materiality when determining whether any such representation or warranty was breached.

     (c) Each party shall use reasonable commercial efforts to mitigate its Damages (including, to the extent consistent with sound business judgment, incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Damages) upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

     (d) The amount of Damages with respect to which an Indemnified Party is to be indemnified pursuant to this Section 14 shall initially be determined without regard to any income Tax benefit, and the indemnification payment shall be made on such basis. To the extent, however, that the Indemnified Party recognizes a net income Tax benefit with respect to any Damages for which payment is made hereunder, after taking into account the income Tax effect, if any, of such indemnification payment (such net income Tax benefit is referred to hereafter as a "Net Tax Benefit"), such Indemnified Party shall pay to the Indemnifying Party the amount of such Net Tax Benefit (but not, in any event, in an amount in excess of the indemnification payment actually received from such Indemnifying Party with respect to such Damages) at such time or times as and to the extent that such Indemnified Party or any Affiliate of such Indemnified Party actually realizes such Tax Benefit through a refund or a reduction in income Tax otherwise payable, calculated by computing the amount of income Taxes before and after taking into account any Tax items attributable to such Damage and the indemnification payment with respect to such Damage; provided, however, that the Indemnified Party may, if it reasonably determines based on an opinion of counsel (other than internal counsel) that there is a substantial risk of a disallowance of a Net Tax Benefit claimed, elect, on notice to the Sellers' Representative or Buyer, as the case may be, to withhold payment to the Indemnifying Party of such Net Tax Benefit until such time as the relevant taxable year has been closed or the uncertainty regarding such Net Tax Benefit otherwise resolved, during which time such Net Tax Benefit shall bear interest at the rate applicable to federal income tax overpayments, except that no such deferral of payment shall be made in the event that the Indemnifying Party shall deliver to the Indemnifying Party a "will" opinion of counsel reasonably satisfactory to the Indemnified Party to the effect that such Net Tax Benefit will be sustained.

     14.8 Termination of Indemnification.

     The obligations of Sellers to indemnify and hold harmless any Buyer Indemnified Party under this Section 14 shall terminate (i) when the applicable representation or warranty terminates pursuant to Section 16.1, with respect to claims made pursuant to Section 14.1(i) and Section 14.2(a), (ii) 15 days after the date on which the obligations of the Sellers under a particular covenant or agreement contained in this Agreement are terminated or expire pursuant to the terms of such covenant or agreement, with respect to claims made under Section 14.1(ii), (iii) 90 days after the Closing Date, with respect to claims made under Section 14.2(b), (iv) 15 days after the date on which Buyer receives the fully executed and effective T-I Release (in form and substance reasonably satisfactory to Buyer), with respect to claims made under Section 14.2(c), (v) with respect to any claims made pursuant to Section 14.2(d), 15 days after the earliest to occur of (A) the 15 month anniversary of the date hereof, (B) if any claim or assessment is made giving rise to a claim for indemnification pursuant to Section 14.2(d), the date on which any such claim or assessment is paid or otherwise is satisfied in full, (C) the date on which the Company receives a letter from the IRS National Office (or otherwise from a Washington, D.C. office of the Internal Revenue Service or the Department of the Treasury or a person who works in any such office) that states that the tax return for the Company's 2002 fiscal year is acceptable in the form filed (or words to substantially the same effect) or otherwise expressly states that there are no issues concerning the matters set forth in Section 14.2(d), or (D) in the event that the Company receives a letter from an IRS field supervisor, director of field operations or other person of similar, or more senior, supervisory title or authority (or a letter that is signed on behalf of the IRS, which has greater force than a field agent's letter) or the IRS Service Center or Regional Office located in Ogden, Utah (or otherwise from a person who works in any such office), in either case that is authorized by a person more senior in status than the director of field operations at the Tucson, Arizona office, and that states that such return is acceptable in the form filed (or words to substantially the same effect) or otherwise expressly states that there are no issues concerning the matters set forth in Section 14.2(d), the later of (x) the date of such letter or (y) the six month anniversary of the date hereof, (vi) 15 days after the earlier of (A) the 15 month anniversary of the Closing Date and (B) the later of (x) the date final settlement of the claim is entered into or (y) the date a final, non-appealable judgment of a court of competent jurisdiction is made, with respect to claims made pursuant to Section 14.2(e); and (vii) 15 days after the 15 month anniversary of the Closing Date with respect to claims made pursuant to
Section 14.2(f) or 14.2(g); provided, however, in each case, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which an Indemnified Party shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim pursuant to Section 14.4 or Section 14.5 to the Sellers' Representative. No Buyer Indemnified Party shall have the right to assert any claim against any Seller with respect to any matter unless the Buyer Indemnified Party determines that there is a reasonable basis for a bona fide claim for indemnification hereunder and provides notice thereof pursuant to Section 14.4 or Section 14.5 within the time periods set forth above. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Sellers to indemnify and hold harmless the Buyer Indemnified Parties pursuant to this
Section 14 shall terminate upon the earlier to occur of (i) the consummation of a sale of (A) greater than fifty-one percent (51%) of the capital stock of (x) the Company or (y) substantially all of the Company's Subsidiaries (whether by merger or otherwise) or (B) a sale of all or substantially all of the assets of the Company and its Subsidiaries in one or more related transactions or (ii) the initial public offering of the capital stock of the Company.

     14.9 Escrow Accounts.

     (a) Notwithstanding anything herein to the contrary, from and after the Closing, any indemnification by any Seller for Damages pursuant to Section 14.1(i), Section 14.2(a), (e) or (f) shall, and any indemnification for Damages pursuant to Section 14.1(ii) or Section 14.2(b) or (g) may, be paid first, to the extent applicable, from the General Escrow Amount pursuant to the terms of the General Escrow Agreement, and, only after all of such funds have been paid to a Buyer Indemnified Party or released and returned to the Sellers and, if applicable, second, directly by the Sellers.

     (b) Notwithstanding anything herein to the contrary, from and after the Closing, no Buyer Indemnified Party shall be entitled to Damages in excess of the Tax Escrow Amount with respect to any claim for indemnification made pursuant to Section 14.2(d). Buyer further acknowledges that on or prior to the date on which the Tax Escrow Agreement is terminated, any Damages to which a Buyer Indemnified Party is entitled pursuant to a claim made pursuant to Section 14.2(d) shall be satisfied solely from the Tax Escrow Amount pursuant to the terms of the Tax Escrow Agreement, and during such period, no Buyer Indemnified Party shall be entitled to, and the Buyer Indemnified Parties hereby waive all rights to, seek Damages directly from any Seller or the Sellers' Representative in connection with any claim for indemnification made pursuant to Section 14.2(d). Notwithstanding anything herein to the contrary, upon termination of the Tax Escrow Agreement, any Damages to which a Buyer Indemnified Party is entitled pursuant to a claim made pursuant to Section 14.2(d) may be sought directly from the Sellers until termination of the period during which such claims may be made pursuant to Section 14.8.

     (c) Except as provided herein, from and after the Closing, any Damages to which a Buyer Indemnified Party is entitled pursuant to a claim made pursuant to
Section 14.2(c) shall be satisfied solely from the T-I Escrow Amount pursuant to the terms of the Temple Inland Escrow Agreement, and no Buyer Indemnified Party shall be entitled to Damages in excess of the T-I Escrow Amount with respect to any Claim for indemnification made pursuant to Section 14.2(c). Buyer further acknowledges and agrees that no Buyer Indemnified Party shall be entitled to, and the Buyer Indemnified Parties hereby waive all rights to, seek Damages directly from any Seller or the Sellers' Representative in connection with any claim for indemnification made pursuant to Section 14.2(c).

                     SECTION 15. THE SELLERS' REPRESENTATIVE

     15.1 The Sellers' Representative.

     (a) Each of the Sellers does hereby irrevocably make, constitute and appoint the Sellers' Representative as his, her or its agent, to act in his or her or its name, place and stead, as such Seller's attorney-in-fact, to (i) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and the other Transaction Documents (including in the name of, or on behalf of, such Seller), (ii) make all elections or decisions entered into in connection with this Agreement and the other Transaction Documents, (iii) hold such Seller's Securities and transfer such Seller's Securities to Buyer on the Closing Date, (iv) act on such Seller's behalf in connection with all obligations and agreements of the Sellers under the Seller Transaction Documents, (v) amend, waive or other change the terms or conditions of this Agreement or any other Transaction Document on behalf of such Seller, (vi) defend, settle and make payments to the Buyer Indemnified Parties on behalf of such Seller in connection with any claim for indemnification made by any Buyer Indemnified Party pursuant to Section 14 and to initiate and prosecute any claim for indemnification made by or on behalf of such Seller pursuant to Section 14,
(vii) receive any payments of the Purchase Price or other amounts due to such Seller under the Seller Transaction Documents, direct any portion of such amounts to any escrow account or the Reserve Account and to retain such amounts in such accounts for so long as Sellers'


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

Representative shall determine, (viii) give and receive on behalf of Sellers any and all notices from or to any Seller or Sellers under the Transaction Documents, (ix) incorporate corporations, organize partnerships, organize limited liability companies on behalf of the Sellers and take all actions in connection therewith (including, but not limiting to, the transfer of any assets or liabilities of the Company and its Subsidiaries to which the Sellers are entitled or responsible for satisfying pursuant to the terms of the Transaction Documents), and (x) otherwise exercise all rights of such Sellers and otherwise act on behalf of such Seller under the Transaction Documents and in connection with any of the transactions contemplated by the Transaction Documents, in each case as if such Seller had personally done such act, and the Sellers' Representative hereby accepts such appointment. Any proceeds received by the Sellers' Representative from Buyer or Guarantor on behalf of the Sellers shall be distributed to the Sellers as promptly as practicable by the Sellers' Representative, in accordance with the terms and provisions of this Agreement and the other Transaction Documents. The death, incapacity, dissolution, liquidation, insolvency or bankruptcy of any Seller shall not terminate such appointment or the authority and agency of the Sellers' Representative. The power-of-attorney granted in this Section 15.1 is coupled with an interest and is irrevocable.

     (b) The Sellers' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any Seller, Buyer, Guarantor, any third Person or any other evidence deemed by the Sellers' Representative to be reliable, and the Sellers' Representative shall be entitled to act on the advice of counsel selected by it. The Sellers' Representative shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall have received such advice or concurrence of such Sellers as it deems appropriate or it shall have been expressly jointly and severally indemnified to its satisfaction by the Sellers appointing it against any and all Damages and other liabilities and expenses that the Sellers' Representative may incur by reason of taking or continuing to take any such action.

     (c) The Sellers' Representative shall be entitled to retain counsel acceptable to it and to incur such expenses as the Sellers' Representative deems to be necessary or appropriate in connection with its performance of its obligations under this Agreement and the other Transaction Documents, and all such fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Sellers' Representative shall be a Transaction Expense or otherwise shall be jointly and severally borne by each Seller. The Sellers' Representative shall have the right to deduct any reimbursement amounts payable to the Sellers' Representative pursuant to this Section 15.1 from any reserve account established and maintained by the Sellers' Representative in connection with the transactions contemplated hereby (the "Reserve Account") without any prior or further approval from the Sellers.

     (d) The Sellers hereby agree to jointly and severally indemnify the Sellers' Representative (in its capacity as such) against, and to hold the Sellers' Representative (in its capacity as such) harmless from, any and all Damages and other liabilities and expenses of whatever kind which may at any time be imposed upon, incurred by or asserted against the Sellers' Representative in such capacity in any way relating to or arising out of its action or failures to take action pursuant to this Agreement or any other Transaction Document.

     (e) J.P. Morgan Partners (BHCA), L.P. shall be the initial Sellers' Representative and shall serve as the Sellers' Representative until its resignation. Upon the resignation of J.P. Morgan Partners (BHCA), L.P., the Sellers representing a majority of the aggregate Ownership Percentages of all Sellers shall select a new Sellers' Representative. Each time a new Sellers' Representative is appointed pursuant to this Agreement, such Person, as a condition precedent to the effectiveness of such appointment, shall accept such position in writing.

     (f) The provisions of this Section 15 shall in no way impose any obligations on Buyer or Guarantor. In particular, notwithstanding any notice received by Buyer or Guarantor to the contrary, and absent bad faith or willful misconduct, Buyer (i) shall be fully protected in relying upon and shall be entitled to rely upon, and shall have no liability to the Sellers with respect to, actions, decisions and determinations of the Sellers' Representative and
(ii) shall be entitled to assume that all actions, decisions and determinations of the Sellers' Representative are fully authorized by all of the Sellers.

     15.2 No Reliance. The decision of each Seller to sell Securities pursuant to this Agreement has been made by such Seller independently of any other Seller and independently of any information, materials, statements or opinions as to the terms and conditions of any Transaction Document that may have been made or given by the Sellers' Representative, any other Seller or by any Representative of the Sellers' Representative, and neither the Sellers' Representative nor any Seller or any of their respective Representatives shall have any liability to any other Seller (or any other Person) relating to or arising from any such information, materials, statements or opinions, except as expressly provided in a written agreement, if any, between or among the Sellers.

                            SECTION 16. MISCELLANEOUS

     16.1 Survival of Representations and Warranties. The representations and warranties made by the parties in this Agreement shall survive the consummation of the transactions herein contemplated but will terminate at, and will have no further force and effect after, the close of business on the date that is 15 months following the Closing Date; provided, however, that: (i) the representations and warranties of the Sellers contained in Section 3.2 and
Section 3.4 will survive the Closing indefinitely; (ii) the representations and warranties of the Company contained in Section 4.2 and Section 4.4 shall survive the Closing indefinitely and (iii) the representations and warranties of Buyer and Guarantor contained in Section 5.2 shall survive the Closing indefinitely.

     16.2 Costs and Expenses. Except to the extent otherwise expressly provided herein, all costs and expenses incurred in connection with the Transaction Documents shall be paid by the party incurring such cost or expense, except that
(i) all Transaction Expenses shall be paid by the Company at or prior to the Closing (and to the extent not paid, shall be paid by Sellers), (ii) any other fees and expenses of the Company incurred with respect to the transactions contemplated hereby on or prior to the Closing Date shall be paid by the Company at or prior to the Closing, (iii) all regulatory filing fees and expenses incurred in connection with the transactions contemplated hereby, including filing fees to be paid in connection with the HSR Act, shall be paid one-half by Buyer and one-half by Sellers, (iv) all fees incurred in connection with obtaining and maintaining the insurance required to be obtained and maintained by Buyer or the Company after the Closing pursuant to Section 8.5 shall be paid one-half by Buyer and one-half by Sellers on the Closing Date, (v) any and all transfer, sales, use, documentary and similar Taxes and recording and filing fees incurred in connection with the transactions contemplated hereby shall be paid one-half by Buyer and one-half by Sellers on the Closing Date and
(vi) any and all fees incurred by the Sellers, the Company and D&T pursuant to
Section 6.12 shall be paid by Buyer.

     16.3 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other Person or Persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the other parties hereto. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

         To Buyer or Guarantor:

                           Charming Shoppes, Inc.
                           450 Winks Lane
                           Bensalem, PA 19020
                           Attention:  General Counsel
                           Fax:  215-638-6648

         With a copy to (which shall not constitute notice):

                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th and Cherry Streets
                           Philadelphia, PA  19103-6996
                           Attention:  F. Douglas Raymond, III, Esq.
                           Fax:  (215) 988-2757

         To Sellers or Sellers' Representative:

                           J.P. Morgan Partners (BHCA), L.P.
                           1221 Avenue of the Americas, 40th Floor
                           New York, NY 10020-4080
                           Attention: Office Notices Clerk
                           FBO: Jonathan Lynch
                           Fax: (212) 899-3401

         With a copy to (which shall not constitute notice):

                           O'Melveny & Myers LLP
                           Times Square Tower
                           7 Times Square
                           New York, NY  10036
                           Attention: Ilan S. Nissan
                           Fax: (212) 326-2061

     16.4 Assignment.

     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of Law or otherwise, by any party hereto to any other Person without the prior written consent of Buyer and the Sellers' Representative, and any such attempted assignment shall be null and void; provided, however, that (i) Buyer may assign its rights and obligations under this Agreement in whole or in part to any Affiliates without the prior written consent of the Sellers (provided that Buyer and Guarantor shall remain primarily liable hereunder following any such assignment), (ii) any Principal Stockholder may assign its rights and obligations under this Agreement to any of its Affiliates without the prior written consent of Buyer (provided that such Principal Stockholder shall remain primarily liable hereunder) and (iii) the Company and Buyer may grant a security interest in its rights under this Agreement and any other Transaction Document to its lenders. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs, and assigns.


     16.5 Amendment, Modification and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Buyer and the Sellers' Representative. Any such amendment, modification, extension or waiver shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     16.6 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of State of New York (and the United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of Law.

     16.7 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT ENTERED INTO IN CONNECTION HEREWITH OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER AGREEMENTS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.7.

     16.8 Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for purposes of any claim, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any such claim, action or proceeding only in the United States District Court for the Southern District of New York or, if such claim, action or proceeding cannot be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Law, any claim that (a) such party is not personally subject to the jurisdiction of such courts, (b) such party and such party's property is immune from any legal process issued by such courts or (c) any claim, action or proceeding commenced in such courts is brought in an inconvenient forum. Each party hereto further agrees that service of any process, summons, notice or document by United States registered mail to such party's address set forth in Section 16.3 above shall be effective service of process for any claim, action or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 16.8 or otherwise.

     16.9 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The terms defined herein and in any other Transaction Document include the plural as well as the singular and the singular as well as the plural. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith. All references to "$" or "dollars" shall be to United States dollars and all references to "days" shall be to calendar days unless otherwise specified.

     16.10 Severability. If any term or other provision of this Agreement (or portion thereof) or the application of any such term or other provision (or portion thereof) to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced pursuant to any applicable Law or public policy, all other terms and provisions of this Agreement (or remaining portion of such term or other provision) will nevertheless remain in full force and effect. Upon such determination by a court of competent jurisdiction that any term or other provision (or portion thereof) of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     16.11 Counterparts; Third-Party Beneficiaries. This Agreement may be executed in two or more counterparts, including by facsimile transmission, each of which shall be deemed an original; and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same agreement. This Agreement will be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     16.12 Entire Agreement. This Agreement, together with the Disclosure Schedule, the General Escrow Agreement, the Tax Escrow Agreement, the Temple Inland Escrow Agreement and the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the Securities and supersede all prior and contemporaneous agreements and understandings, both written and oral, with respect to the subject matter hereof and thereof, including the letter of intent dated as of February 2005 between J.P. Morgan Partners, LLC and Guarantor and the Transaction Summary dated as of May 11, 2005 by and among the Company, Guarantor and J.P. Morgan Partners, LLC.

     16.13 Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as principal obligor, and not merely as surety, to the Sellers and their respective successors and permitted assigns, the due and punctual payment in full of the Purchase Price and all other obligations of Buyer under this Agreement, the General Escrow Agreement, the Tax Escrow Agreement, the Temple Inland Escrow Agreement and each other agreement entered into in connection with the transactions contemplated hereby and thereby, including, without limitation, Buyer's indemnification obligations under Section 14 (collectively, the "Obligations"). The foregoing obligation of Guarantor constitutes a continuing guaranty of payment, and not of collection, and is and shall be absolute and unconditional under any and all circumstances, including without limitation, circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The obligation of Guarantor hereunder shall not be discharged, impaired or otherwise affected by the failure of any Seller to assert any claim or demand against Buyer or to enforce any remedy hereunder. Notwithstanding the foregoing, (i) nothing in this Section
16.13 shall create any liabilities or obligations for Guarantor to the extent Buyer would not have liability or otherwise be responsible to any Seller hereunder and (ii) Guarantor shall have the right to assert as a defense (including rights of set off and counterclaim) to any of its obligations hereunder any defense that would be available to it had it duly authorized and entered into the Obligations directly. Guarantor hereby expressly agrees to the terms of Section 16.7 and Section 16.8 and acknowledges that such Sections personally bind Guarantor.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement, to be signed the day and year first above written.


                       COMPANY:

                             CROSSTOWN TRADERS, INC.


                             By:    /s/  Steven A. Lightman
                                ----------------------------------------
                                Name:  Steven A. Lightman
                                Title: CEO



                       BUYER AND GUARANTOR:

                             CHESTNUT ACQUISITION SUB, INC.


                             By:    /s/  Eric M. Specter
                                ----------------------------------------
                                Name: Eric M. Specter
                                Title:  Executive Vice President



                             CHARMING SHOPPES, INC.


                             By:    /s/  Eric M. Specter
                                ----------------------------------------
                                Name: Eric M. Specter
                                Title:  Executive Vice President

                       SELLERS' REPRESENTATIVE:

                             J.P. MORGAN PARTNERS (BHCA), L.P.

                             By:  JPMP Master Fund Manager, L.P.,
                               its General Partner

                             By:  JPMP Capital Corp., its General
                               Partner

                             By:  /s/  Bryan Marhn
                                ----------------------------------------
                                Name: Bryan Marhn
                                Title:  Partner

                       SELLERS:

                             J.P. MORGAN PARTNERS (BHCA), L.P.

                             By:  JPMP Master Fund Manager, L.P.,
                               its General Partner

                             By:  JPMP Capital Corp., its General
                               Partner

                             By:  /s/  Bryan Marhn
                                ----------------------------------------
                                Name:  Bryan Marhn
                                Title:  Partner

                             J.P. MORGAN GLOBAL INVESTORS
                             (SELLDOWN), L.P.

                             By:  JPMP Global Investors, L.P.,
                               its General Partner

                             By:  JPMP Capital Corp., its General
                               Partner

                             By:  /s/  Bryan Marhn
                                ----------------------------------------
                                Name:  Bryan Marhn
                                Title:  Partner

                             J.P. MORGAN PARTNERS GLOBAL
                             INVESTORS, L.P.

                             By:  JPMP Global Investors, L.P.,
                               its General Partner

                             By:  JPMP Capital Corp., its General
                               Partner

                             By:  /s/  Bryan Marhn
                                ----------------------------------------
                                Name:  Bryan Marhn
                                Title:  Partner

                             J.P. MORGAN PARTNERS GLOBAL
                             INVESTORS (CAYMAN), L.P.

                             By:  JPMP Global Investors, L.P.,
                               its General Partner

                             By:  JPMP Capital Corp., its General
                               Partner

                             By:  /s/  Bryan Marhn
                                ----------------------------------------
                                Name:  Bryan Marhn
                                Title:  Partner

                             J.P. MORGAN PARTNERS GLOBAL
                             INVESTORS A, L.P.

                             By:  JPMP Global Investors, L.P.,
                               its General Partner

                             By:  JPMP Capital Corp., its General
                               Partner

                             By:  /s/  Bryan Marhn
                                ----------------------------------------
                                Name:  Bryan Marhn
                                Title:  Partner

                             J.P. MORGAN PARTNERS GLOBAL
                             INVESTORS (CAYMAN) II, L.P.

                             By:  JPMP Global Investors, L.P.,
                               its General Partner

                             By:  JPMP Capital Corp., its General
                               Partner

                             By:  /s/  Bryan Marhn
                                ----------------------------------------
                                Name:  Bryan Marhn
                                Title:  Partner

                             J.P. MORGAN PARTNERS (23A SBIC), L.P.

                             By:  JPMP 23A SBIC Manager, Inc.,
                               its General Partner

                             By:  /s/  Bryan Marhn
                                ----------------------------------------
                                Name:  Bryan Marhn
                                Title:  Partner

                             J.P. MORGAN PARTNERS (SBIC), LLC

                             By:  J.P. Morgan Partners (BHCA), L.P.,
                                its Sole Manager

                             By:  JPMP Master Fund Manager, L.P.
                               its General Partner

                             By:  JPMP Capital Corp., its General
                               Partner

                             By:  /s/  Bryan Marhn
                                ----------------------------------------
                                Name:  Bryan Marhn
                                Title:  Partner

                             GLC EQUITY INVESTMENTS, LLC


                             By:  /s/  Ed McCabe
                                ----------------------------------------
                                Name:  Ed McCabe
                                Title:  Secretary


                             /s/ Steven A. Lightman
                             ----------------------------------------
                             Steven A. Lightman


                             /s/ Michael P. Sherman
                             ----------------------------------------
                             Michael P. Sherman


                             /s/ Richard Gyde
                             ----------------------------------------
                             Richard Gyde


                             /s/ Jules Silbert
                             ----------------------------------------
                             Jules Silbert


                             /s/ Austin Patterson
                             ----------------------------------------
                             Austin Patterson

                             /s/ Paul Bona
                             ----------------------------------------
                             Paul Bona


                             /s/ Mike Linquist
                             ----------------------------------------
                             Mike Lindquist


                             /s/ Jim Krueger
                             ----------------------------------------
                             Jim Krueger


                             /s/ Gina Abbott
                             ----------------------------------------
                             Gina Abbott


                             /s/ Terry Compton
                             ----------------------------------------
                             Terry Compton


                             /s/ Jon Bordendame
                             ----------------------------------------
                             Jon Bordendame


                             /s/ John Marques
                             ----------------------------------------
                             John Marques


                             /s/ Kin Leung
                             ----------------------------------------
                             Kin Leung


                             /s/ Debbie Cross
                             ----------------------------------------
                             Debbie Cross


                             /s/ Carol Dowell
                             ----------------------------------------
                             Carol Dowell


                             /s/  Judith Knight
                             ----------------------------------------
                             Judith Knight

                             /s/ Doug Spangler
                             ----------------------------------------
                             Doug Spangler


                             /s/  Dale Espersen
                             ----------------------------------------
                             Dale Espersen


                             /s/  Steve Hoffman
                             ----------------------------------------
                             Steve Hoffman


                             /s/  Mark Smerlinski
                             ----------------------------------------
                             Mark Smerlinski


                             /s/ Donna Hankins
                             ----------------------------------------
                             Donna Hankins


                             /s/  Patrick Kennedy
                             ----------------------------------------
                             Patrick Kennedy


                             /s/  Kathleen Wells
                             ----------------------------------------
                             Kathleen Wells


                             /s/  Michael Vikesland
                             ----------------------------------------
                             Michael Vikesland


                             /s/  Bill Crist
                             ----------------------------------------
                             Bill Crist


                             /s/ Joan Weinman
                             ----------------------------------------
                             Joan Weinman


                             /s/  Leslie Lenhart
                             ----------------------------------------
                             Leslie Lenhart


                             /s/ Nancy McDonald
                             ----------------------------------------
                             Nancy McDonald

                               TABLE OF CONTENTS
                                                                            Page

Section 1.        DEFINITIONS.................................................1

         1.1      Definitions.................................................1

Section 2.        PURCHASE AND SALE OF SECURITIES............................10

         2.1      Purchase and Sale of Securities............................10

         2.2      Closing....................................................11

         2.3      Allocation of Purchase Price and Other Amounts.............14

Section 3.        REPRESENTATIONS AND WARRANTIES REGARDING SELLERS...........14

         3.1      Organization and Good Standing.............................15

         3.2      Power and Authorization....................................15

         3.3      No Conflicts...............................................15

         3.4      Ownership of the Securities................................16

         3.5      Brokers....................................................17

Section 4.        REPRESENTATIONS AND WARRANTIES  REGARDING THE
                  COMPANY AND ITS SUBSIDIARIES...............................17

         4.1      Organization and Good Standing.............................17

         4.2      Power and Authorization....................................17

         4.3      No Conflicts...............................................17

         4.4      Capitalization.............................................18

         4.5      Compliance with Laws.......................................19

         4.6      Litigation.................................................20

         4.7      Financial Statements.......................................21

         4.8      Accounts Receivable........................................22

         4.9      Inventory..................................................22

         4.10     Absence of Certain Changes and Events......................22

         4.11     Product Design; Warranties.................................24

         4.12     Real Property..............................................25

         4.13     Personal Property; Bank Accounts...........................25

         4.14     Material Contracts.........................................26

         4.15     Insurance..................................................27

         4.16     Intellectual Property......................................28

                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page

         4.17     Suppliers..................................................29

         4.18     Labor Matters..............................................29

         4.19     Employee Benefits..........................................30

         4.20     Directors, Officers and Employees..........................32

         4.21     Affiliate Agreements.......................................32

         4.22     Environmental Matters......................................33

         4.23     Books and Records..........................................35

         4.24     Brokers....................................................36

Section 5.        REPRESENTATIONS AND WARRANTIES  OF BUYER AND GUARANTOR.....36

         5.1      Organization and Good Standing.............................36

         5.2      Power and Authorization....................................36

         5.3      No Conflicts...............................................37

         5.4      No Reliance................................................37

         5.5      Brokers....................................................38

         5.7      Disclaimer Regarding Projections...........................38

         5.8      No Additional Representations..............................38

Section 6.        COVENANTS OF THE COMPANY AND SELLERS.......................38

         6.1      Conduct of Business Pending Closing........................38

         6.2      Negative Covenants Pending Closing.........................39

         6.3      Access to Information......................................41

         6.4      Governmental Authorizations................................42

         6.5      Financial Information......................................42

         6.7      No Shop....................................................42

         6.8      Confidential Information...................................43

         6.9      Waivers....................................................43

         6.10     Pre-Closing Deliverables...................................43

         6.11     Supplement to Disclosure Schedule..........................44

         6.12     Preparation of Financial Statements........................44

Section 7.        ADDITIONAL COVENANTS OF THE PRINCIPAL STOCKHOLDERS.........45

                                      -ii-

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                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page

         7.1      Records....................................................45

         7.2      Non-Solicitation...........................................45

         7.3      Waivers....................................................46

         7.4      Release....................................................46

Section 8.        COVENANTS OF BUYER AND GUARANTOR...........................47

         8.1      Confidential Information...................................47

         8.2      Governmental Authorizations................................48

         8.3      Notice of Breach;  Failure to Satisfy Closing Condition....48

         8.4      Non-Solicitation...........................................48

         8.5      Directors' and Officers' Indemnification...................49

Section 9.        ADDITIONAL COVENANTS OF BUYER, THE COMPANY AND SELLERS.....49

         9.1      Further Assurances.........................................50

         9.2      Certain Filings and Consents...............................50

         9.3      Public Announcements.......................................51

         9.4      HSR Filings................................................51

         9.5      Release....................................................52

Section 10.       TAX MATTERS................................................53

         10.1     Tax Representations of the Company.........................53

         10.2     Tax Covenants of Sellers and the Company...................55

Section 11.       EMPLOYEE BENEFITS..........................................55

         11.1     Comparability of Benefits..................................55

         11.2     Welfare Plans..............................................56

         11.3     Severance..................................................56

         11.4     Service Credit.............................................56

Section 12.       CLOSING CONDITIONS.........................................56

         12.1     Conditions to Obligation of Buyer..........................56

         12.2     Conditions to Obligation of Sellers........................58

         12.3     Frustration of Closing Conditions..........................59

Section 13.       TERMINATION AND ABANDONMENT................................59

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                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page

         13.1     Termination................................................59

         13.2     Procedure for Termination..................................60

Section 14.       INDEMNIFICATION............................................61

         14.1     Indemnification with respect to Sellers....................61

         14.2     Indemnification with respect to the Company................61

         14.3     Indemnification by Buyer...................................62

         14.4     Inter-Party Claims.........................................62

         14.5     Third Party Claims.........................................63

         14.6     Limitations and Requirements...............................66

         14.7     Calculation and Mitigation of Damages......................68

         14.8     Termination of Indemnification.............................69

         14.9     Escrow Accounts............................................70

Section 15.       THE SELLERS' REPRESENTATIVE................................71
         15.1     The Sellers' Representative................................71

         15.2     No Reliance................................................73

Section 16.       MISCELLANEOUS..............................................73

         16.1     Survival of Representations and Warranties.................73

         16.2     Costs and Expenses.........................................73

         16.3     Notices....................................................74

         16.4     Assignment.................................................75

         16.5     Amendment, Modification and Waiver.........................75

         16.6     Governing Law..............................................75

         16.7     Waiver of Jury Trial.......................................75

         16.9     Section Headings and Defined Terms.........................76

         16.10    Severability...............................................76

         16.11    Counterparts; Third-Party Beneficiaries....................77

         16.12    Entire Agreement...........................................77

         16.13    Guaranty...................................................77

                                      -iv-
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                                     * * * *

Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of omitted exhibits and Sections of the Disclosure Schedule to the Stock Purchase Agreement. Guarantor agrees to furnish supplementally a copy of any omitted exhibit or Section of the Disclosure Schedule to the Securities and Exchange Commission upon request.

EXHIBITS

Exhibits I-III         Form of Escrow Agreements
Exhibits IV-VIII       Form of Legal Opinions

SECTIONS OF DISCLOSURE SCHEDULE

1.1                    Specified Employees Bonus Amounts/Severance Costs
2.1                    Purchase and Sale of Securities
3.3                    No Conflicts - Sellers
3.4                    Ownership of Securities
4.1                    Organization and Good Standing
4.3                    No Conflicts - Company
4.4                    Capitalization
4.5                    Compliance with Laws
4.6                    Litigation
4.7                    Financial Statements
4.10                   Absence of Certain Changes and Events
4.11                   Product Design; Warranties
4.12                   Real Property
4.13                   Personal Property; Bank Accounts
4.14                   Material Contracts
4.15                   Insurance
4.16                   Intellectual Property
4.17                   Suppliers
4.18                   Labor Matters
4.19                   Employee Benefits
4.20                   Directors, Officers and Employees
4.21                   Affiliate Agreements
4.22                   Environmental Matters
5.3                    No Conflicts
6.1                    Conduct of Business
6.2                    Negative Covenants
6.9                    Sellers' Waivers
7.3                    Waivers of Principal Stockholders
8.4                    Officers and Key Employees
9.5(c)                 Closing Conditions
10                     Tax Matters
11.3                   Severance